   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996


                                                      REGISTRATION NO. 333-07643
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                 --------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           PATIENT INFOSYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          8090                  16-1476509
 (State of other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                                46 PRINCE STREET
                           ROCHESTER, NEW YORK 14607
                                 (716) 242-7200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             MR. DONALD A. CARLBERG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                46 PRINCE STREET
                           ROCHESTER, NEW YORK 14607
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------

                          COPIES OF COMMUNICATIONS TO:

       Jeffrey A. Baumel, Esq.                  Frederick W. Kanner, Esq.
       Crummy, Del Deo, Dolan,                       Dewey Ballantine
        Griffinger & Vecchione                 1301 Avenue of the Americas
         One Riverfront Plaza                 New York, New York 10019-6092
       Newark, New Jersey 07102                       (212) 259-8000
            (201) 596-4500

                                ----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ----------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /
-------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
-------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (Subject To Completion)
Dated November 22, 1996



                                2,000,000 SHARES


                                     [LOGO]

                                  COMMON STOCK
                                ---------------


    All of the shares of Common Stock, $.01 par value per share (the "Common Stock"), offered are being sold by Patient Infosystems, Inc. (the "Company").



    Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $9.00 and $11.00 per share. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Common Stock has been approved for listing on the Nasdaq National Market under the symbol "PATI."


                                 --------------


        THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                    BEGINNING ON PAGE 5 OF THIS PROSPECTUS.


                                 -------------

THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                     UNDERWRITING
                               PRICE TO             DISCOUNTS AND            PROCEEDS TO
                                PUBLIC             COMMISSIONS (1)           COMPANY (2)
Per Share.............            $                       $                       $
Total(3)..............            $                       $                       $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."


(2) Before deducting expenses payable by the Company, estimated to be $600,000.



(3) The Company has granted to the Underwriters an option, exercisable within 30 days of the date hereof, to purchase an aggregate of up to 300,000 additional shares at the Price to Public less Underwriting Discounts and Commissions to cover over-allotments, if any. If all such additional shares are purchased, the total Price to Public, Underwriting Discounts and
    Commissions and Proceeds to  Company will be  $            , $           and
    $         , respectively. See "Underwriting."

                                 --------------


    The Common Stock is offered by the several Underwriters named herein when, as and if accepted by them and subject to certain conditions. It is expected that delivery of certificates for the shares will be made at the offices of
Cowen & Company, New York, New York, on or about            , 1996.


                                 --------------


COWEN & COMPANY                            VECTOR SECURITIES INTERNATIONAL, INC.


           , 1996

                                   [GRAPHICS]



    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."


                                  THE COMPANY


    Patient Infosystems, Inc. provides patient-centered health care information systems and services to proactively manage, collect and analyze information to improve patient compliance with prescribed treatment protocols. The Company's technology platform integrates treatment compliance algorithms with an advanced voice recognition telephone system, high speed data processing and analysis capability and demand publishing and information distribution capabilities. The system utilizes trained telephone operators and computerized interactive voice response technology to communicate via telephone directly with the patient at home in order to gather relevant patient data. This data is subsequently evaluated and automatically transmitted via computer generated reports to health care payors, providers and patients which are tailored to the specific needs of each recipient.



    The Company markets its services to pharmaceutical manufacturers, pharmacy benefit managers ("PBMs") and health care payors and providers to collect data outside of the physician office and institutional setting to enhance compliance by patients with prescribed treatment protocols. The Company's disease state management programs are designed to provide the following benefits: (i) for patients, improved communication with health care resources, enhanced self-care skills, increased treatment adherence resulting in improved quality of care and reduced inconvenience, risk and expense associated with unscheduled physician interventions; (ii) for health care providers, more information on patient progress, quicker identification of hard-to-manage patients, enhanced ability to make timely treatment modifications, triage capability and expanded information for development of improved treatment protocols; and (iii) for payors and program sponsors, cost-effective management of the disease risk, improved patient compliance and outcomes and enhanced patient and provider satisfaction.


    According to the Federal government, national health expenditures have increased from $540 billion in 1988 (11.1% of gross national product ("GNP")) to a projected $1 trillion in 1995 (15.7% of projected GNP). One way to achieve significant savings in health care costs is to change the way that health care is delivered to patients by focusing on quality and cost efficient clinical outcomes. Since a substantial portion of most treatment regimens is self-administered, patient compliance is critical to achieving quality outcomes. Estimates vary from disease to disease, but generally indicate that between 30% and 60% of all patients fail to take medications as prescribed. The consequences of patient non-compliance with prescribed treatment plans represent a significant portion of health care expenditures. One third-party study indicated that patient non-compliance results in $100 billion in health care and lost productivity costs annually. Costs associated with treating patients with chronic diseases who fail to adhere to prescribed regimens have been particularly difficult to control. When long-term treatments for chronic disease have been prescribed, as many as 80% of all patients fail to carry out correctly at least one element of the disease treatment regimen. Most health care information systems in use today gather information in the hospital or at the clinician's office and do not monitor adequately patient condition away from the point of care. The Company believes that by coupling effective treatment protocols with the ability to monitor patient condition and treatment regimen compliance between physician interventions, health care providers and payors can significantly enhance clinical outcomes while reducing costs.

    The Company's strategy is to capitalize on its information technology platform to become the leading provider of patient-centered health care information programs. The key elements of this strategy are to: (i) introduce information system programs for specific diseases on a customized basis for client-specified disease targets and on a standardized basis for diseases selected by the Company and marketed to multiple clients; (ii) implement marketing and awareness programs to establish and demonstrate the expected clinical benefits and cost-effectiveness of the Company's systems through clinical studies, protocol development and research publications; (iii) analyze collected outcomes data with advanced computational intelligence, including neural networks, fuzzy logic and genetic algorithms, to develop improved clinical protocols; (iv) develop or acquire additional technologies that enhance its ability to gather information and interact with patients while the patient is away from the health care provider; and (v) leverage the Company's technology platform to develop additional applications, such as clinical trial data compilation and analysis, patient surveys, clinical outcomes evaluation, demand management and case management.

    The Company was founded in February 1995, signed its first customer contract in September 1995 and enrolled its first patients in a disease state management program in October 1996. Bristol-Myers Squibb Company, U.S. Pharmaceuticals Division and Oncology/Immunology Division (collectively, "Bristol-Myers") has retained the Company to provide customized disease state management systems for congestive heart failure, cardiovascular disease, chronic pain and weight management. The Bristol-Myers agreements call for development fees and per patient operational fees. The Company has also entered into services agreements for standardized programs with American HomePatient, Inc. ("American HomePatient"), Harris Methodist Health Plan ("Harris Methodist"), Equifax Healthcare Administrative Services, a division of Equifax, Inc. ("Equifax"), and Health Resources, Inc. ("Health Resources") for patients suffering from asthma and with Equifax and Health Resources for patients suffering from diabetes. Each of the Company's agreements for its standardized programs provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program.

                                  THE OFFERING


Common Stock offered...........................................  2,000,000 shares (1)
Common Stock outstanding after this offering...................  7,503,202 shares (1)(2)
Use of proceeds................................................  For expansion of systems capabilities, for sales and marketing activities and for working capital and
                                                                 other general corporate purposes
Proposed Nasdaq National Market symbol.........................  PATI



                             SUMMARY FINANCIAL DATA



                                                             FROM                FROM                             FROM FEBRUARY 22,
                                                       FEBRUARY 22, 1995  FEBRUARY 22, 1995   NINE MONTH PERIOD          1995
                                                        (INCEPTION) TO      (INCEPTION) TO          ENDED           (INCEPTION) TO
                                                       DECEMBER 31, 1995  SEPTEMBER 30, 1995  SEPTEMBER 30, 1996  SEPTEMBER 30, 1996
                                                       -----------------  ------------------  ------------------  ------------------
STATEMENT OF OPERATIONS DATA:
Revenues.............................................    $     113,000               7,500      $      644,146     $        757,146
Total operating expenses.............................        1,255,661             614,995           2,677,089            3,932,750
                                                       -----------------  ------------------  ------------------  ------------------
Operating loss.......................................       (1,142,661)           (607,495)         (2,032,943)          (3,175,604)
Interest income......................................           26,009                 483              53,333               79,342
                                                       -----------------  ------------------  ------------------  ------------------
Net loss.............................................    $  (1,116,652)     $     (607,012)     $   (1,979,610)    $     (3,096,262)
                                                       -----------------  ------------------  ------------------  ------------------
                                                       -----------------  ------------------  ------------------  ------------------
Net loss per common and
 common share equivalents(3).........................    $        (.18)     $         (.10)     $         (.32)    $           (.50)
                                                       -----------------  ------------------  ------------------  ------------------
                                                       -----------------  ------------------  ------------------  ------------------
Weighted average common and common share
 equivalents(3)......................................        5,963,306           5,956,248           6,160,715            6,160,715
                                                       -----------------  ------------------  ------------------  ------------------
                                                       -----------------  ------------------  ------------------  ------------------



                                                                                                            SEPTEMBER 30, 1996
                                                                                                       -----------------------------
                                                                                                          ACTUAL      AS ADJUSTED(4)
                                                                                                       -------------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents............................................................................  $   2,022,628   $ 20,022,628
Working capital......................................................................................      1,470,088     19,470,088
Total assets.........................................................................................      2,986,652     20,986,652
Total liabilities....................................................................................        788,137        788,137
Deficit accumulated during the development stage.....................................................     (3,096,262)    (3,096,262)
Total stockholders' equity...........................................................................      2,198,515     20,198,515


---------------

(1) Does not  include 300,000 shares  of Common Stock  that may be  sold by  the
    Company   pursuant   to   the  Underwriters'   over-allotment   option.  See
    "Underwriting."


(2) Based on the number of shares of Common Stock outstanding as of November 15, 1996 and assumes a public offering price of $10.00 per share. The conversion ratio for the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") is subject to adjustment based upon the public offering price of the Common Stock. Includes 1,896,000 shares of Common Stock issuable upon conversion in connection with this offering of all outstanding shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Preferred Stock (collectively with the Series A Preferred Stock, the "Convertible Preferred Stock"). Excludes (i) 892,320 shares of Common Stock issuable upon the exercise of outstanding options under the Company's stock option plan (the "Plan") at a weighted average exercise price of $2.34 per share (and up to 187,680 shares of Common Stock issuable pursuant to additional options that may be granted under the Plan) and (ii) 100,440 shares of Common Stock issuable upon the exercise of outstanding stock purchase warrants at a weighted average exercise price of $.83 per share. See "Management--Stock Option Plan," "Description of Capital Stock" and Note 5 of Notes to Financial Statements.

(3) See Note 1 of Notes to Financial Statements for a description of the calculation of net loss per share.

(4) Gives effect to the conversion of all outstanding shares of Convertible Preferred Stock into 1,896,000 shares of Common Stock in connection with this offering and the sale of the shares of Common Stock offered hereby (at an assumed public offering price of $10.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses) and receipt of the estimated net proceeds therefrom.

                               ------------------


    UNLESS OTHERWISE INDICATED, INFORMATION IN THIS PROSPECTUS (I) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OPTION TO PURCHASE FROM THE COMPANY UP TO 300,000 ADDITIONAL SHARES OF COMMON STOCK TO COVER OVER-ALLOTMENTS, IF ANY, (II) GIVES EFFECT TO A .72-FOR-ONE REVERSE STOCK SPLIT WITH RESPECT TO THE COMMON STOCK TO BE EFFECTED PRIOR TO THE CLOSING OF THIS OFFERING, (III) REFLECTS, UPON THE CLOSING OF THIS OFFERING, THE AUTOMATIC CONVERSION OF ALL OUTSTANDING SHARES OF CONVERTIBLE PREFERRED STOCK INTO AN AGGREGATE OF 1,896,000 SHARES OF COMMON STOCK AND (IV) DOES NOT GIVE EFFECT TO THE ISSUANCE OF 992,760 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS (AND UP TO 187,680 SHARES OF COMMON STOCK ISSUABLE PURSUANT TO ADDITIONAL OPTIONS THAT MAY BE GRANTED UNDER THE PLAN). THE CONVERSION RATIO FOR THE SERIES B PREFERRED STOCK IS SUBJECT TO ADJUSTMENT BASED UPON THE PUBLIC OFFERING PRICE OF THE COMMON STOCK. ALL SHARE AMOUNTS CONTAINED HEREIN WITH RESPECT TO, OR THAT INCLUDE, SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES B
PREFERRED STOCK ASSUME A PUBLIC OFFERING PRICE OF $10.00 PER SHARE. IF THE PUBLIC OFFERING PRICE IS LOWER, A LARGER NUMBER OF SHARES OF COMMON STOCK WOULD BE ISSUABLE UPON THE CONVERSION OF THE SERIES B PREFERRED STOCK. SEE "CAPITALIZATION," "DILUTION," "MANAGEMENT--STOCK OPTION PLAN," "DESCRIPTION OF CAPITAL STOCK," "UNDERWRITING" AND NOTES 4 AND 5 OF NOTES TO FINANCIAL STATEMENTS.

                                  RISK FACTORS



    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS
COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.


DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY; OPERATING LOSSES IN EACH PERIOD OF OPERATION


    The Company was formed on February 22, 1995, is in the development stage and has a limited operating history from which to evaluate its performance. To date, the Company has generated limited revenues and through September 30, 1996 had incurred cumulative losses of $3,096,262, which losses are continuing. Although the Company has completed the development of its integrated information capture and delivery system, and the Company is developing several disease state management programs for specific diseases, further development activities may be necessary to implement these programs. No patients had been enrolled in any disease state management program of the Company until October 1996, when a limited number of patients were enrolled in the Company's secondary cardiovascular disease program. The Company anticipates that its losses will continue at least until it has completed the development of programs for several customers and has begun providing services to a substantial number of patients for such customers. The Company may encounter problems and delays in its research and development or sales and marketing efforts, and the failure to address these problems and delays successfully could have a material adverse effect on the Company's business prospects. The Company's prospects must be considered in light of the numerous risks, expenses, delays and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition, as well as the risks inherent in the development of new programs and the commercialization of new services. There can be no assurance that the Company's development efforts will result in an ability to provide any services that can be marketed or operated in a commercially successful manner, or that any such services will be able to compete with other services that might be in the market at the time that the Company's services are made available. There can be no assurance that the Company will achieve recurring revenue or profitability on a consistent basis or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements.


RELIANCE ON COMMERCIALLY UNTESTED TECHNOLOGY; UNCERTAINTY OF SYSTEM DEVELOPMENT AND COMMERCIALIZATION

    The Company has only engaged in limited use of its integrated information capture and delivery system, and no assurance can be given that substantial additional programming and development efforts will not be necessary to allow the Company to contact patients and to publish and process information with the required speed and accuracy for commercial use. The Company may be required to devote considerable additional efforts and resources to enhance and refine its software and hardware, and such efforts will remain subject to all of the risks inherent in the development and commercialization of new products and services, including unanticipated delays, expenses, additional technical problems or difficulties, changes in customer preferences or needs, as well as the possible insufficiency of funds which could result in abandonment or substantial change in the development or commercialization of the Company's services. There can be no assurance that the Company will be able to complete the development of its disease management programs or that it will be able to develop the additional program enhancements needed to keep pace with anticipated changes in customer preferences and needs. See "Business--Information Capture, Delivery and Analysis Technologies."

TERMINABILITY OF AGREEMENTS; EXCLUSIVITY PROVISIONS

    The Company's current services agreements with its customers generally may be terminated by those customers without cause upon notice of between 30 and 180 days. In addition, the Company has agreed not to engage or participate in any project other than those under development for Bristol-Myers that involve the development or implementation of a program similar to those developed for Bristol-Myers for specified time periods (the "Exclusivity Periods"). In general, at the completion of the Exclusivity Periods, Bristol-Myers has the right to negotiate an exclusive arrangement for these disease state management programs provided that a specified minimum number of patients have enrolled in the programs or that it agrees to pay an exclusivity fee. Bristol-Myers has the further right, in the event exclusive arrangements cannot be negotiated, to match any bona fide offers made to the Company for disease state management programs for these categories of patients for a period of time from the conclusion of the Exclusivity Periods. These exclusivity provisions could restrict the Company's ability to market its services to other customers. The Company will charge its customers a per patient program fee; however, while Bristol-Myers is required to enroll a minimum number of patients in the congestive heart failure and weight enhancement programs, there are no such requirements for any of the Company's other programs. In general, customer contracts may include significant performance criteria and implementation schedules for the Company. Failure to satisfy such criteria or meet such schedules could result in termination of the agreements. See "Business-- Customer Agreements."

SIGNIFICANT CUSTOMER CONCENTRATION

    The Company's current contracts are concentrated in a small number of customers, with five of the Company's 11 contracts being with Bristol-Myers. The Company expects that its sales of services will be concentrated in a small number of customers for the foreseeable future. Consequently, the loss of any one of its customers could have a material adverse effect on the Company and its operations. There can be no assurance that customers will enroll a sufficient number of patients in the programs developed by the Company for the Company to achieve or maintain profitability, or that customers will renew their contracts upon expiration or on terms favorable to the Company. See "Business--Customer Agreements."

NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE; LIMITATIONS OF COMMERCIALIZATION STRATEGY

    In connection with the commercialization of the Company's health information system, the Company is marketing a new service designed to link patients, health care providers and payors in order to provide specialized disease state management for targeted chronic diseases. This is a new business concept in an industry characterized by an increasing number of market entrants who have introduced or are developing an array of new services. As is typical in the case of a new business concept, demand and market acceptance for newly introduced services are subject to a high level of uncertainty, and there can be no assurance as to the ultimate level of market acceptance for the Company's system, especially in the health care industry, in which the containment of costs is emphasized. The Company has entered into contracts with a very limited number of customers and has just recently enrolled a limited number of patients in only one disease state management program. No conclusions can be made with respect to market acceptance of the Company's services based on this customer base. Because of the subjective nature of patient compliance, the Company may be unable, for an extensive period of time, to develop a significant amount of data to demonstrate to potential customers the effectiveness of its services. Even after such time, no assurance can be given that the Company's data and results will be convincing or determinative as to the success of its system. There can be no assurance that increased marketing efforts and the implementation of the Company's strategies will result in market acceptance for its services or that a market for the Company's services will develop or not be limited. See "Business--Sales and Marketing."

DEPENDENCE ON CUSTOMERS FOR MARKETING AND PATIENT ENROLLMENT

    The Company has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. One element of the Company's marketing strategy involves marketing specialized disease state management programs to pharmaceutical companies and health care providers, with the intent that those customers will market the program to parties responsible for the payment of health care costs, who will enroll patients in the programs. Accordingly, the Company will to a degree be dependent upon its customers, over whom it has no control, for the marketing and implementation of its initial programs. The timing and extent of patient enrollment is completely within the control of the

Company's customers. To the extent that an adequate number of patients are not enrolled in the program, or enrollment of initial patients by a customer is delayed for any reason, the Company's revenue may be insufficient to support its activities. See "Business--Customer Agreements."

UNPREDICTABILITY OF PATIENT BEHAVIOR MAY AFFECT SUCCESS OF PROGRAMS

    The ability of the Company to monitor and modify patient behavior and to provide information to health care providers and payors, and consequently the success of the Company's disease state management system, will be dependent upon the accuracy of information received from patients. The Company does not expect that it will take specific measures to determine the accuracy of information provided to the Company by patients regarding their medical histories. No assurance can be given that the information provided to the Company by patients will be accurate. To the extent that patients have chosen not to comply with prescribed treatments, such patients might provide inaccurate information to avoid detection. Because of the subjective nature of medical treatment, it will be difficult for the Company to validate or confirm any such information. In the event that patients enrolled in the Company's programs provide inaccurate information to a significant degree, the Company would be materially and adversely affected. Furthermore, there can be no assurance that patient interventions by the Company will be successful in modifying patient behavior, improving patient health or reducing costs. Many potential customers may seek data from the Company with respect to the results of its programs prior to retaining it to develop new disease state management or other health information programs. The Company's ability to market its system to new customers may be limited if it is unable to demonstrate successful results for its programs. See "Business--Sales and Marketing."

UNCERTAINTIES REGARDING ABILITY TO MANAGE RAPID GROWTH AND EXPANSION

    The Company is retaining a program development and operating staff sufficient to handle its current and anticipated business commitments, and consequently is experiencing a period of rapid growth and expansion. Such growth and expansion has placed and will continue to place a significant strain on the Company's development, administrative personnel and other resources. The Company's ability to manage such growth effectively will require the Company to continue improving its operational, management and financial systems and controls and to train, motivate and manage its employees. As a result, the Company is subject to certain risks of expansion, including the risk that it will be unable to retain the necessary personnel and acquire other resources necessary to manage such growth adequately. In addition, to the extent that the Company commences its expansion activities in anticipation of growth, it may undertake significant financial commitments for which it will have responsibility whether or not it enters into any additional services agreements and regardless of the timing of payment for services. Accordingly, the Company will likely have significant financial commitments without necessarily having the revenues to offset such expenses. See "Use of Proceeds."

SIGNIFICANT AND EXTENSIVE CHANGES IN THE HEALTH CARE INDUSTRY

    The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of health care industry participants. Several lawmakers have announced that they intend to propose programs to reform the U.S. health care system. These programs may contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change the operating environment for the Company and its targeted customers. Health care industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring certain expenditures, including those for the Company's programs. The Company cannot predict what impact, if any, such changes in the health care industry might have on its business, financial condition and results of operations. In addition, many health care providers are consolidating to create larger health care delivery enterprises with greater regional market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of the Company's programs. The failure of the Company to maintain adequate price levels could have a material adverse effect on the Company. See "Business--Industry Overview."

RAPID TECHNOLOGICAL CHANGE AND OBSOLESCENCE

    The development and maintenance of the telecommunications and computer publishing systems through which the Company operates its integrated information capture and delivery system is a major component of its business. The communications and information technology industries are subject to rapid and significant technological change, and the ability of the Company to operate and compete is dependent in significant part on its ability to update and enhance its system continuously. In order to do so, the Company must be able to utilize effectively its research and development capabilities and implement new technology in order to enhance its systems. At the same time, the Company must not jeopardize its ability to contact patients and to process and publish patient information or adapt to customer preferences or needs. There can be no assurance that the Company will be able to develop and implement technological changes to its system. In addition, following this offering the Company will maintain a significant investment in its technology, and therefore is subject to the risk of technological obsolescence. If the Company's technology were rendered obsolete, the Company's business and operating results would be materially adversely affected. See "Business--Information Capture, Delivery and Analysis Technologies."

EXTENSIVE GOVERNMENT REGULATION

    The health care industry, including the current and proposed business of the Company, is subject to extensive regulation by both the Federal and state governments. A number of states have extensive licensing and other regulatory requirements applicable to companies that provide health care services. Additionally, services provided to health benefit plans in certain cases are subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and may be affected by other state and Federal statutes.

    Generally, state laws prohibit the practice of medicine and nursing without a license. Many states interpret the practice of nursing to include health teaching, health counseling, the provision of care supportive to or restorative of life and well being and the execution of medical regimens prescribed by a physician. Accordingly, to the extent that the Company assists providers in improving patient compliance by publishing educational materials or providing behavior modification training to patients, such activities could be deemed by a state to be the practice of medicine or nursing. Although the Company has not conducted a survey of the applicable law in all 50 states, it believes that it is not engaged in the practice of medicine or nursing. There can be no assurance, however, that the Company's operations will not be challenged as constituting the unlicensed practice of medicine or nursing. If such a challenge were made successfully in any state, the Company could be subject to civil and criminal penalties under such state's law and could be required to restructure its contractual arrangements in that state. Such results or the inability to successfully restructure its contractual arrangements could have a material adverse effect on the Company.

    The Company is subject to Federal and state laws governing the confidentiality of patient information. In addition, recent Federal legislation will result in new national standards for the protection of patient information in electronic health information transactions. Although the Company intends to comply with all applicable laws and regulations regarding medical information privacy, failure to do so could have an adverse effect on the Company's business.

    The Company and its customers may be subject to Federal and state laws and regulations which govern financial and other arrangements between health care providers. These laws prohibit certain fee splitting arrangements between health care providers, as well as direct and indirect payments, referrals or other financial arrangements that are designed to induce or encourage the referral of patients to, or the recommendation of a particular provider for, medical products and services. Possible sanctions for violation of these restrictions include civil and criminal penalties. Further, criminal violations may result in mandatory exclusions of up to five years and additional permissive exclusions from participation in Medicare and Medicaid programs. See "Business--Government Regulation."

    Regulation in the health care field is constantly evolving. The Company is unable to predict what government regulations, if any, affecting its business may be promulgated in the future. The Company's business could be adversely affected by the failure to obtain required licenses and governmental approvals, comply with applicable regulations or comply with existing or future laws, rules or regulations or their interpretations.

POTENTIAL LIABILITY AND INSURANCE

    The Company will provide information to health care providers and payors upon which determinations affecting medical care will be made, and it could share in potential liabilities for resulting adverse medical consequences to patients. In addition, the Company could have potential legal liability in the event it fails to record or disseminate correctly patient information. The Company maintains an errors and omissions insurance policy with coverage of $3 million in the aggregate and per occurrence. Although the Company does not believe that it will directly engage in the practice of medicine or direct delivery of medical services and has not been a party to any such litigation, it maintains a medical liability policy with coverage of $3 million in the aggregate and per occurrence. There can be no assurance that the Company's procedures for limiting liability have been or will be effective, that the Company will not be subject to litigation that may adversely affect the Company's results of operations, that appropriate insurance will be available to it in the future at acceptable cost or at all or that any insurance maintained by the Company will cover, as to scope or amount, any claims that may be made against the Company.

DEPENDENCE ON DATA PROCESSING AND TELEPHONE EQUIPMENT

    The  business  of  the  Company  is dependent  upon  its  ability  to store, retrieve, process and manage data and to maintain and upgrade its data processing capabilities. In addition, as the Company expands its commercial activities and patient contacts increase, an increased burden will be placed upon the Company's telecommunications equipment to process the large number of incoming and outgoing telephone calls that will be placed every day. Interruption of data processing capabilities for any extended length of time, loss of stored data, programming errors, other computer problems or interruptions of telephone service could have a material adverse effect on the business of the Company. See "Business--Information Capture, Delivery and Analysis Technologies."

SUBSTANTIAL FLUCTUATION IN QUARTERLY OPERATING RESULTS

    The Company's results of operations may fluctuate significantly from quarter to quarter as a result of a number of factors, including the volume and timing of sales and the rate at which customers implement disease state management and other health information programs within their patient populations. Accordingly, the Company's future operating results are likely to be subject to variability from quarter to quarter and could be adversely affected in any particular quarter. Due to the foregoing factors, it is possible that the Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Common Stock could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE NEED FOR ADDITIONAL FINANCING

    The Company has been substantially dependent upon private placements of its equity securities, through which the Company has raised $5.3 million to date, to fund its research and development activities and working capital requirements. In order to implement programs using the Company's integrated information capture and delivery system, the Company will be required to devote substantial additional assets to the development of technology, the construction of physical facilities and the acquisition of telephone and computer equipment. The Company will also be required to retain the services of employees in advance of obtaining contracts to provide services. The Company anticipates, based on currently proposed plans and assumptions relating to its operations (including with respect to the timing of research and product development and the costs associated with marketing and promotion of its system), that the proceeds of this offering, together with available resources, will be sufficient to satisfy the Company's contemplated cash requirements for at least 24 months following the consummation of this offering. In the event that the Company's plans change, or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing or curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing. Any additional equity financing may involve substantial dilution to the interest of the Company's stockholders, and any debt financing could result in operational or financial restrictions on the Company. There can be no assurance that any additional financing will be available to the Company on acceptable terms or at all. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

INTENSE COMPETITION

    The market for health care information products and services is intensely competitive. Competitors vary in size and in scope and breadth of products and services offered. Many of the Company's competitors have significantly greater financial, technical, product development and marketing resources than the Company. Furthermore, other major information, pharmaceutical and health care companies not presently offering disease state management or other health information services may enter into the market in which the Company intends to compete. With sufficient financial and other resources, many of these competitors may provide services similar to those of the Company without substantial barriers. The Company's potential competitors include specialty health care information companies, health care information system and software vendors, health care management organizations, pharmaceutical companies and other service companies within the health care industry that have publicly stated that they intend to be involved in providing comprehensive disease state management or other health information services. The Company will also compete against other companies that provide statistical and data management services, including clinical trial services to pharmaceutical companies. Many potential competitors have substantial installed customer bases in the health care industry and the ability to fund significant product development and acquisition efforts. There can be no assurance that competitive pressures will not have a material adverse effect on the Company. See "Business--Competition."

DEPENDENCE ON KEY PERSONNEL

    The Company's continued success will depend upon its ability to retain Donald A. Carlberg, its President and Chief Executive Officer, and a core group of key officers and employees. The Company has entered into an employment contract with Mr. Carlberg, expiring on March 1, 1997, but does not have employment agreements or non-competition agreements with any other employees. The Company maintains key man life insurance in the amount of $2 million on the life of Mr. Carlberg and in the amount of $1 million on the life of Gregory D. Brown, its Senior Vice President and Chief Financial Officer. The loss of certain key employees or the Company's inability to attract and retain other qualified employees could have an adverse impact on the Company's business. Also, the Company's ability to transition from development stage to commercial operations will depend upon, among other things, the successful recruiting of highly skilled managerial and marketing personnel with experience in business activities such as those contemplated by the Company. Competition for the type of highly skilled individuals sought by the Company is intense. There can be no assurance that the Company will be able to retain existing employees or that it will be able to find, attract and retain skilled personnel on acceptable terms. See "Management."

CONTROL OF THE COMPANY


    Following this offering, the Company will be controlled by the executive officers, directors and certain stockholders of the Company who will beneficially own in the aggregate approximately 55% of the outstanding Common Stock. As a result of such ownership, these stockholders, in the event they act in concert, will have control over the management policies of the Company and all matters requiring approval by the stockholders of the Company, including the election of directors. See "Principal Stockholders."


MANAGEMENT'S DISCRETION WITH RESPECT TO USE OF PROCEEDS

    The Company intends to use approximately $12 million of the net proceeds of this offering for capital improvements and to expand telephone and computer capabilities and approximately $5 million of the net proceeds for sales and marketing. The balance of the net proceeds have not been designated for any specific use. Rather, the Company intends to use the net proceeds primarily for general corporate purposes, including working capital and potential acquisitions of companies or technologies that complement or expand the Company's business. Accordingly, management will have significant flexibility in applying the net proceeds of this offering. See "Use of Proceeds."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to this offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after this offering or that the market price of the Common Stock will not decline below the public offering price. The initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representatives of the Underwriters. For a description of the factors considered in determining the initial public offering price, see "Underwriting." The market price of the Common Stock following this offering may be highly volatile, as has been the case with the securities of other start-up companies. In recent years, the stock market has experienced a high level of price and volume volatility, and market prices for the stock of many companies (particularly of small and emerging growth companies) have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations could have a material adverse effect on the market price of the Common Stock.

IMMEDIATE AND SUBSTANTIAL DILUTION; ABSENCE OF DIVIDENDS


    The initial public offering price per share of the Common Stock will exceed the net tangible book value per share of the Common Stock. Accordingly, the purchasers of shares of Common Stock in this offering will experience immediate dilution in net tangible book value per share of $7.31 (assuming a public offering price of $10.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses). The Company has not paid any dividends on its Common Stock and does not anticipate paying any dividends on such stock in the foreseeable future. See "Dividend Policy" and "Dilution."


EFFECT ON SHARE PRICE OF SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this offering, the Company will have outstanding 7,503,202 shares of Common Stock (based on the number of shares of Common Stock outstanding as of November 15, 1996). Of these shares, the 2,000,000 shares offered hereby (2,300,000 shares if the Underwriters' over-allotment option is exercised in full) will be eligible for immediate sale in the public market without restriction unless they are held by affiliates of the Company. The 5,503,202 outstanding shares not sold in this offering will be "restricted securities" within the meaning of Rule 144 ("Rule 144") promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. Under current law, none of these shares will be eligible for sale under Rule 144 until at least February 22, 1997, when 3,600,000 of these shares will be eligible for sale pursuant to Rule 144, subject to the volume, manner of sale and other limitations thereof and to the lock-up agreements with the Underwriters described below. The holders of the 1,896,000 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock have demand and piggy-back registration rights with respect to their shares commencing one year after the completion of this offering. The holders of substantially all of the 5,503,202 shares of Common Stock outstanding prior to this offering have agreed not to sell or otherwise dispose of any such shares for at least 180 days after the date of this Prospectus without the prior written consent of Cowen & Company. No predictions can be made as to the effect, if any, that public sale of shares of Common Stock, or the availability for sale of such shares, will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market, particularly by directors and officers of the Company, or the perception that such sales could occur, could have an adverse impact on the market price of the Common Stock and the Company's ability to raise additional capital in the future. See "Shares Eligible for Future Sale."


ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's certificate of incorporation and bylaws may inhibit changes in control of the Company not approved by the Company's board of directors. The Company will also be afforded the protection of Section 203 of the Delaware General Corporation Law ("Delaware Law"), which could have similar effects. These provisions could limit the price that investors might be willing to pay in the future for shares of Common Stock, and consequently could adversely affect the market for the Common Stock. See "Description of Capital Stock."

                                  THE COMPANY



    The Company was incorporated in the State of Delaware on February 22, 1995 under the name DSMI Corp., changed its name to Disease State Management, Inc. on October 13, 1995 and then changed its name to Patient Infosystems, Inc. on June 28, 1996. The Company's principal executive offices are located at 46 Prince Street, Rochester, New York 14607, and its telephone number is 716-242-7200.


                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of the shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated expenses payable by the Company in connection with this offering, are estimated to be approximately $18,000,000 ($20,790,000 if the Underwriters' over-allotment option is exercised in full), assuming a public offering price of $10.00 per share.



    The Company intends to use approximately $12 million of the net proceeds of this offering for capital improvements necessary for expansion of telephone and computer capabilities, approximately $5 million for sales and marketing and the balance of the net proceeds for working capital and general corporate purposes, which may include acquisition of companies or technologies that complement the Company's business. The Company is not a party to any purchase agreement or letter of intent with respect to any acquisitions.



    The Company anticipates that the net proceeds of this offering, together with the Company's cash and expected interest income thereon, should be sufficient to finance the Company's contemplated cash requirements for at least 24 months. The actual amount of the net proceeds of this offering expended for each purpose may vary significantly depending upon many factors, including the progress of the Company's commercialization efforts, the success of the Company's marketing efforts and the timing of the development of specific programs for potential customers. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds of the offering in short-term, interest bearing securities of investment grade or in short-term bank deposits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


                                DIVIDEND POLICY


    The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain all future earnings, if any, to fund the development and growth of its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION


    The  following  table sets  forth the  capitalization of  the Company  as of
September 30, 1996 on (i) an actual basis and (ii) an as adjusted basis to reflect the conversion of the Convertible Preferred Stock into 1,896,000 shares of Common Stock upon the closing of this offering and receipt of the estimated net proceeds from the Company's sale of 2,000,000 shares of Common Stock pursuant to this offering at an assumed initial public offering price of $10.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.



                                                                                     SEPTEMBER 30, 1996
                                                                                ----------------------------
                                                                                   ACTUAL       AS ADJUSTED
                                                                                -------------  -------------
Stockholders' equity:
  Series A Convertible Preferred Stock, $0.01 par value; 1,800,000 shares designated, issued and outstanding, actual; and none issued or outstanding,
   as adjusted................................................................  $      18,000  $    --
  Series B Convertible Preferred Stock, $0.01 par value, 600,000 shares designated, issued and outstanding, actual; and none issued or outstanding,
   as adjusted................................................................          6,000       --
  Common Stock, $0.01 par value; 20,000,000 shares authorized; 3,607,202 shares issued and outstanding, actual; and 7,503,202 shares issued and
   outstanding, as adjusted(1)................................................         36,072         75,032
Additional paid-in capital....................................................      5,234,705     23,219,745
Deficit accumulated during the development stage..............................     (3,096,262)    (3,096,262)
                                                                                -------------  -------------
Total stockholders' equity....................................................  $   2,198,515  $  20,198,515
                                                                                -------------  -------------
                                                                                -------------  -------------


------------

(1) Excludes (i) 892,320 shares of Common Stock issuable upon the exercise of options outstanding under the Company's stock option plan at a weighted average exercise price of $2.34 per share (and up to 187,680 shares of Common Stock issuable pursuant to additional options that may be granted under such Plan) and (ii) 100,440 shares of Common Stock issuable upon the exercise of outstanding stock purchase warrants at a weighted average exercise price of $.83 per share. See "Management--Stock Option Plan," "Description of Capital Stock" and Note 5 of Notes to Financial Statements."

                                    DILUTION


    The pro forma net tangible book value of the Company as of September 30, 1996 was $2,198,515, or $.40 per share. Pro forma net tangible book value per share is determined by dividing the net tangible book value of the Company (total assets less intangible assets and total liabilities) by the number of shares outstanding, after giving effect to the conversion of all outstanding shares of Convertible Preferred Stock into 1,896,000 shares of Common Stock. Without taking into account any changes in pro forma net tangible book value after September 30, 1996, other than to give effect to the sale of the shares of Common Stock offered by the Company hereby (at an assumed public offering price of $10.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses), the net tangible book value of the Company as of September 30, 1996 would have been approximately $20,198,515, or $2.69 per share. This represents an immediate increase in net tangible book value of $2.29 per share to existing stockholders and an immediate dilution of $7.31 per share to new stockholders. The following table illustrates this per share dilution.



Assumed initial public offering price per share.....................             $   10.00
  Pro forma net tangible book value per share
   as of September 30, 1996.........................................  $     .40
  Increase per share attributable to new investors..................       2.29
                                                                      ---------
Pro forma net tangible book value per share
 after this offering................................................                  2.69
                                                                                 ---------
Dilution per share to new investors.................................             $    7.31
                                                                                 ---------
                                                                                 ---------



    The following table summarizes, on a pro forma basis as of September 30, 1996 (giving effect to the conversion of all outstanding shares of Convertible Preferred Stock into 1,896,000 shares of Common Stock), the number of shares purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and new investors (based upon, in the case of new investors, an assumed public offering price of $10.00 per share and before deduction of estimated underwriting discounts and commissions and offering expenses).



                                                    SHARES PURCHASED            TOTAL CONSIDERATION
                                               ---------------------------  ----------------------------  AVERAGE PRICE
                                                  NUMBER      PERCENTAGE       AMOUNT       PERCENTAGE      PER SHARE
                                               ------------  -------------  -------------  -------------  -------------
Existing stockholders........................     5,503,202        73.3%    $   5,303,402        21.0%      $    0.96
New investors................................     2,000,000        26.7%       20,000,000        79.0%          10.00
                                               ------------       -----     -------------       -----
    Total....................................     7,503,202       100.0%    $  25,303,402       100.0%
                                               ------------       -----     -------------       -----
                                               ------------       -----     -------------       -----



    The foregoing tables assume no exercise of options or warrants outstanding as of September 30, 1996. At such date, there were outstanding (i) options to purchase 892,320 shares of Common Stock at a weighted average exercise price of $2.34 per share and (ii) warrants to purchase 100,440 shares of Common Stock at a weighted average exercise price of $.83 per share. Had the exercise of options and warrants outstanding at September 30, 1996 been reflected in the computation, the pro forma net tangible book value per share before the offering would have been $.67, the net tangible book value per share after the offering would have been $2.63, and the dilution per share to new investors would have been $7.37. In addition, if the public offering price is lower than $10.00 per share, the number of shares of Common Stock outstanding after the offering would be higher than 7,503,202. See "Management--Stock Option Plan," "Description of Capital Stock" and Note 5 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA


    The selected financial data set forth below as of December 31, 1995 and for the period from February 22, 1995 (Inception) to December 31, 1995 have been derived from the Company's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, and are included elsewhere in this Prospectus. The selected financial data set forth below as of September 30, 1996, for the nine months then ended, for the period from Inception to September 30, 1995 and for the period from Inception to September 30, 1996 have been derived from the Company's unaudited financial statements, have been prepared by the Company on a basis consistent with the Company's audited financial statements and in the opinion of management of the Company reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information. The results of operations for the nine month period ended September 30, 1996 and for the period from Inception to September 30, 1995 are not necessarily indicative of results that may be expected for the full fiscal year or any future period. The financial data for the Company should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                           FROM                FROM                             FROM FEBRUARY 22,
                                     FEBRUARY 22, 1995  FEBRUARY 22, 1995       NINE MONTH       1995 (INCEPTION)
                                      (INCEPTION) TO      (INCEPTION) TO       PERIOD ENDED             TO
                                     DECEMBER 31, 1995  SEPTEMBER 30, 1995  SEPTEMBER 30, 1996  SEPTEMBER 30, 1996
                                     -----------------  ------------------  ------------------  ------------------
STATEMENT OF OPERATIONS DATA:
Revenues...........................    $     113,000      $        7,500      $      644,146      $      757,146
Operating expenses:
  Cost of sales....................          111,870               7,621             601,124             712,994
  Sales and marketing..............          375,384             228,466             616,545             991,929
  General and administrative.......          678,498             298,998           1,298,801           1,977,299
  Research and development.........           89,909              79,910             160,619             250,528
                                     -----------------  ------------------  ------------------  ------------------
    Total operating expenses.......        1,255,661             614,995           2,677,089           3,932,750
                                     -----------------  ------------------  ------------------  ------------------
Operating loss.....................       (1,142,661)           (607,495)         (2,032,943)         (3,175,604)
Interest income....................           26,009                 483              53,333              79,342
                                     -----------------  ------------------  ------------------  ------------------
Net loss...........................    $  (1,116,652)     $     (607,012)     $   (1,979,610)     $   (3,096,262)
                                     -----------------  ------------------  ------------------  ------------------
                                     -----------------  ------------------  ------------------  ------------------
Net loss per common and common
 share equivalents(1)..............    $        (.18)     $         (.10)     $         (.32)     $         (.50)
                                     -----------------  ------------------  ------------------  ------------------
                                     -----------------  ------------------  ------------------  ------------------
Weighted average common and common
 share equivalents(1)..............        5,963,306           5,956,248           6,160,715           6,160,715
                                     -----------------  ------------------  ------------------  ------------------
                                     -----------------  ------------------  ------------------  ------------------



                                                                            DECEMBER 31, 1995   SEPTEMBER 30, 1996
                                                                           -------------------  ------------------
BALANCE SHEET DATA:
Cash and cash equivalents................................................     $   1,182,080       $    2,022,628
Working capital..........................................................           611,655            1,470,088
Total assets.............................................................         1,763,629            2,986,652
Total liabilities........................................................           598,464              788,137
Deficit accumulated during the development stage.........................        (1,116,652)          (3,096,262)
Total stockholders' equity...............................................         1,165,165            2,198,515


------------
(1) See Note 1 of Notes to Financial Statements for a description of the calculation of net loss per share.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Financial Statements of the Company and Notes thereto appearing elsewhere in this Prospectus.

OVERVIEW

    The Company was formed on February 22, 1995, is in the development stage and has a limited operating history from which to evaluate its performance. Although the Company has completed the development of its integrated information capture and delivery system and is developing several disease state management programs for specific diseases, further development activities may be necessary to implement these programs. In October 1996, the Company began enrolling patients in its first disease state management program. This program was developed for the treatment of patients suffering from secondary cardiovascular disease.


    The Company has generated limited revenues to date and has recorded losses since inception, totalling $3,096,262 through September 30, 1996, which losses are continuing to date. The Company anticipates that its losses will continue at least until it has completed the development of programs for several customers and has begun providing services to a substantial number of patients for such customers.



    The Company has entered into services agreements with Bristol-Myers to develop, implement and operate programs for: (i) patients who have recently experienced certain cardiovascular events; (ii) patients who have been diagnosed with primary congestive heart failure; (iii) patients suffering from anorexia or cachexia secondary to diagnosis of cancer or AIDS; and (iv) patients suffering from chronic pain. In addition, the Company has entered into services agreements with American HomePatient, Equifax, Health Resources and Harris Methodist to operate a program for patients suffering from asthma and with Equifax and Health Resources to operate a program for patients suffering from diabetes. These contracts provide for, and the Company anticipates future contracts will provide for, fees paid by its customers based upon the number of patients participating in each of its programs, as well as initial program development fees from customers for the development of a disease-specific program. The Company's program development contracts typically require payment from the customer at the time that the contract is executed, with additional payments made as certain development milestones are met. Development contract revenue is recognized on a percentage of completion basis, in accordance with the ratio of total development cost incurred to the estimated total development costs for the entire project. Losses, if any, related to program development will be recognized in full as identified. The Company's program operation contracts call for a fixed fee to be paid by the customer for each patient enrolled for a series of program services as defined in the contract. The timing of customer payments varies by contract, but will typically occur in advance of the Company providing associated services. Revenues from program operations will be recognized ratably as the program services are delivered. The amount of the per patient fee is expected to vary from program to program depending upon the number of patient contacts required, the complexity of the interventions and the detail of the reports generated. The Company has not capitalized any costs related to the development of software for use in its disease state management programs since all of such software has been developed for internal use.


    The sales cycle for the Company's programs is expected to extend for periods of six to nine months from initial contact to contract execution. During these periods, the Company may expend substantial time, effort and funds to prepare a contract proposal and negotiate the contract. The Company may be unable to consummate a commercial relationship after the expenditure of such time, effort and financial resources.

RESULTS OF OPERATIONS


    The Company generated revenue of $113,000 during the period from inception on February 22, 1995 to December 31, 1995, and $644,146 during the nine months ended September 30, 1996. During the period from inception to December 31, 1995, $84,000 of revenue was derived from development fees with respect to disease state management programs and $29,000 of revenue was derived from fees with respect to the development and conduct of a patient satisfaction survey and a patient focus group. During the nine months ended September 30, 1996, $616,697 of revenue was derived from development fees with respect to disease state management programs, $23,056 of revenue was derived from the licensing fees with respect to disease state management programs, and $4,393 of revenue was derived from fees with respect to the development and conduct of a patient satisfaction survey and a patient focus group. The increase in program development fees reflects the increase in the level of development activities for the Company's customized programs. The increase in program licensing fees reflects the initiation of licensing of the Company's standardized programs. The decrease in revenues from the development and conduct of a patient satisfaction survey and a patient focus group is a result of the completion of that project.



    Cost of sales include salaries and related benefits, services provided by third parties, and other expenses associated with the development of disease state management programs and a patient satisfaction survey and assembly of a patient focus group. Cost of sales was $111,870 from inception to December 31, 1995, and $601,124 for the nine months ended September 30, 1996. The increase in these costs reflects an increased level of program development activities.



    Sales and marketing expenses from inception to December 31, 1995 were $375,384, and were $616,545 for the nine months ended September 30, 1996. These costs consisted primarily of salaries, related benefits and travel costs. These expenditures allowed the Company to undertake initial marketing efforts to pharmaceutical companies, payors and other health care services organizations. The increase in these costs from 1995 to 1996 reflects an increase in the size of the Company's sales and marketing staff.



    General and administrative expenses include the costs of corporate operations, finance and accounting, human resources and other general operating expenses of the Company. General and administrative expenses from inception to December 31, 1995 were $678,498, and were $1,298,801 for the nine months ended September 30, 1996. These expenditures were incurred to develop the corporate infrastructure necessary to support anticipated program development and operations. The increase in these costs from 1995 to 1996 was caused by an increase in the Company's level of business activity, and the addition of required administrative personnel.



    Research and development expenses consist primarily of salaries and related benefits and administrative costs allocated to the Company's research and development personnel for development of certain components of the integrated information capture and delivery system, as well as development of the Company's standardized disease state management programs. Research and development expenses from inception to December 31, 1995 were $89,909, and were $160,619 for the nine months ended September 30, 1996. The increase in these costs from 1995 to 1996 reflects initiation of development of the Company's standardized disease state management programs for patients suffering from asthma and diabetes.



    The Company had a net loss of $1,116,652 from inception to December 31, 1995, representing a loss of $.18 per share, and a net loss of $1,979,610 for the nine months ended September 30, 1996, representing a loss of $.32 per share. See Note 1 of Notes to Financial Statements.


LIQUIDITY AND CAPITAL RESOURCES


    At September 30, 1996, the Company had working capital of $1,470,088. Since its inception the Company has funded its operations, working capital needs and capital expenditures from private placements of equity securities. The Company's initial capitalization of $500,000 was completed in February 1995. The Company received $1,800,000 from the sale of additional equity securities in a private placement during the third quarter of 1995, $1,600,000 of which was received in August 1995, and $200,000 of which was received in September 1995, and $3,000,000 from the sale of additional equity securities in a private placement during the second quarter of 1996, $2,825,000 of which was received in May 1996 and $175,000 of which was received in June 1996.



    The Company's development contracts generally require that payments be made by the customer at the time of contract execution and at the achievment of certain milestones in the development process. These payments are normally received in advance of the Company's recognition of the associated revenue. The timing of customer payments for program operation services varies by contract, but typically occurs prior to the associated services being provided. The Company recognizes deferred revenue for amounts billed for these services in advance of the rendering of the services. The advance payments have been a source of liquidity for the Company. The Company anticipates that its billing practices are likely to continue in this manner in the forseeable future.



    The Company has been substantially dependent upon private placements of equity securities to fund its research and development activities and working capital requirements. In order to implement programs using the Company's integrated information capture and delivery system, the Company will be required to devote substantial additional assets to the development of technology, the construction of physical facilities and the acquisition of telephone and computer equipment. The Company will also be required to retain the services of employees in advance of obtaining contracts to provide services. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, including the timing of research and product development and the costs associated with marketing and promotion of its system, that the proceeds of this offering, together with available resources, will be sufficient to satisfy the Company's contemplated cash requirements for at least twenty-four months following the consummation of this offering. In the event that the Company's plans change or its assumptions change or prove to be inaccurate, the Company could be required to seek additional financing or curtail its activities. The Company has no current arrangements with respect to, or sources of, additional financing. The Company may also deem it desirable to acquire assets, technologies or other entities in complementary or related fields, or for other projects which management believes to be in the Company's best interest, and therefore may reapportion proceeds of this offering to such acquisition or project.

                                    BUSINESS

GENERAL


    Patient Infosystems, Inc. provides patient-centered health care information systems and services to proactively manage, collect and analyze information to improve patient compliance with prescribed treatment protocols. The Company's technology platform integrates treatment compliance algorithms with an advanced voice recognition telephone system, high speed data processing and analysis capability and demand publishing and information distribution capabilities. The system utilizes trained telephone operators and computerized interactive voice response technology to communicate via telephone directly with the patient at home in order to gather relevant patient data. This data is subsequently evaluated and automatically transmitted via computer generated reports to health care payors, providers and patients tailored to the specific needs of each recipient.



    The Company markets its services to pharmaceutical manufacturers, PBMs and health care payors and providers to collect data outside of the physician office and institutional setting to enhance compliance by patients with prescribed treatment protocols. The Company's disease state management programs are designed to provide the following benefits: (i) for patients, improved communication with health care resources, enhanced self-care skills, increased treatment adherence resulting in improved quality of care and reduced inconvenience, risk and expense associated with unscheduled physician interventions; (ii) for health care providers, more information on patient progress, quicker identification of hard-to-manage patients, enhanced ability to make timely treatment modifications, triage capability and expanded information for development of improved treatment protocols; and (iii) for payors and program sponsors, cost-effective management of the disease risk, improved patient compliance and outcomes and enhanced patient and provider satisfaction.


INDUSTRY OVERVIEW


    Health care costs have increased significantly in the United States in recent years despite substantial attempts to control costs by the government and private payors. According to the Federal government, national health expenditures have increased from $540 billion in 1988 (11.1% of GNP) to a projected $1 trillion in 1995 (15.7% of projected GNP). Faced with rapidly rising health benefit costs, employers are aggressively seeking methods through managed care techniques to reduce the volume and unit cost of health care services. The Company believes that payors have achieved substantial health care cost savings to date through reducing the unit pricing for and utilization of products and services.



    One way to achieve significant additional savings is to change the way that health care is delivered to patients by focusing on quality and cost efficient clinical outcomes. In an effort to lower costs, payors and providers have encouraged the shifting of patient care away from the physician office and institutional setting. As a result, more and more patients administer their own medications without direct provider oversight. However, the Company believes that to date only limited progress has been made in implementing cost-effective methods to monitor patient compliance with prescribed treatment protocols. The failure to comply with treatment regimens results in significant unnecessary costs to the health care system. The Company believes that as cost containment strategies move the point of care out of the institutional setting, payors will require information systems that gather data and facilitate behavior modification outside of the physician office and institutional setting.



    Once clinical treatment decisions are made, patients must comply with the prescribed treatment regimen to achieve the desired outcome. Estimates vary from disease to disease, but generally indicate that between 30% and 60% of all patients fail to take medications as prescribed. The consequences of patient non-compliance with prescribed treatment plans represent a significant portion of health care expenditures. One industry study indicated that patient non-compliance results in $100 billion in health care and lost productivity costs annually. Costs associated with chronic disease patients who fail to adhere to prescribed treatment regimens have been particularly difficult to control. When long-term treatments for chronic disease have been prescribed, as many as 80% of all patients fail to carry out correctly at least one element of the disease treatment regimen. In addition, a 1990 study indicated that over 5% of hospital admissions were caused by outpatient noncompliance. The Company believes that by coupling effective treatment protocols with the ability to monitor patient condition and treatment regimen compliance between physician interventions, health care providers and payors can significantly enhance clinical outcomes while reducing costs.


    Monitoring patients by telephone can be a cost effective strategy for improving the treatment of chronic diseases. One industry study, which involved patient contact by nurses to determine treatment compliance and disease progress, indicated that the use of telephone follow-up saved an estimated 28% in health care delivery costs for elderly, ambulatory patients with chronic diseases. In addition, patients who received follow-up telephone care had 19% fewer clinic visits, 14% overall less medication utilization, 20% fewer hospital days and 41% fewer intensive care unit days. Telephone patient monitoring systems may be used with a broad range of chronic patient treatment programs for disease state management and outcome evaluation and other health care applications.



    The Company believes that there is a large and growing need among health care providers, payors and patients for improved, cost-effective treatment and management of chronic diseases through the use of patient compliance information systems.


STRATEGY

    The Company's strategy is to capitalize on its advanced information technology platform to become the leading provider of patient-centered health care information programs. The key elements of this strategy are to:


        INTRODUCE DISEASE SPECIFIC INFORMATION SYSTEMS. The Company develops software systems and identifies treatment protocols to assist in the management of specific chronic diseases such as secondary cardiovascular disease, congestive heart failure, diabetes and asthma. The Company designs and markets these systems for certain clients on a customized basis pursuant to which the client funds development and implementation of the system for a specific disease. Alternatively, the Company internally develops standardized systems for targeted diseases and subsequently markets the system to multiple end-users. The Company markets its customized systems to pharmaceutical companies and PBMs interested in sponsoring disease state management programs to provide their managed care customers with a value-added service. These programs are designed to modify patient behavior in order to improve treatment and outcomes and reduce costs associated with non-compliance.



        DEMONSTRATE CLINICAL BENEFITS AND COST-EFFECTIVENESS. The Company markets its services based on the expected reduction of overall health care costs that it believes will result from improved treatment compliance. The Company intends to complement its marketing efforts by conducting or sponsoring clinical studies and implementing other measures designed to establish and document the clinical and cost benefits it believes will result from the application of its integrated information capture and delivery system. The Company intends to promote the benefits of its system through publication in clinical journals and presentations at scientific conferences of the results of these studies.



        ANALYZE OUTCOMES DATA USING ARTIFICIAL INTELLIGENCE SYSTEMS TO IMPROVE CLINICAL PROTOCOLS. As the Company's network of patients expands, so will its database of relevant information with respect to patient behavior and disease progression. The Company has designed its system to enable analysis of data using a variety of technologies, including neural networks, fuzzy logic and genetic algorithms. The Company intends to use this information to improve treatment algorithms and compliance behavior in an effort to improve treatment, and thereby maximize positive patient outcomes and reduce costs.



        DEVELOP OR ACQUIRE ADDITIONAL INFORMATION CAPTURE AND DELIVERY TECHNOLOGIES. The Company plans to develop or acquire additional technologies that enhance its ability to gather information and interact with patients. The Company is developing a wireless two-way communication system to permit the flow of constant, uninterrupted information between the patient and the Company. Additionally, the Company is developing a CD-ROM-based educational information system for patient use and an approach to using on-line information systems such as e-mail to interact directly with patients. The Company believes that these additional technologies will allow the Company to provide and obtain more detailed information as a supplement to or as a substitute for telephone interactions and printed materials.


        LEVERAGE TECHNOLOGY PLATFORM TO DEVELOP ADDITIONAL APPLICATIONS. The Company intends to use its expertise in information management and database technologies to develop additional programs and services, such as clinical trial data compilation and analysis, patient surveys, clinical outcomes evaluation, demand management and case management. By gaining access to certain customers through the provision of one type of information service, the Company will be well positioned to provide additional services. For example, the Company believes that as it provides clinical trial information for pharmaceutical companies in connection with specific products, it will also be in a position to provide disease state management services in connection with the use of such drugs.


    There can be no assurance that the Company will be able to implement its business strategy effectively or economically, if at all.


INFORMATION CAPTURE, DELIVERY AND ANALYSIS TECHNOLOGIES


    The Company's technology platform integrates treatment algorithms with an advanced voice recognition telephone system, high speed data processing and analysis capability and demand publishing and information distribution capabilities. The system utilizes trained telephone operators and computerized interactive voice response technology to communicate via telephone directly with the patient at home in order to gather relevant patient data. In order to minimize costly live operator interaction, a computer initiates each call to the patient, which call is automatically transferred to an operator and finally routed to an automated speech application. Patients respond to the recorded speech application by speaking normally. This approach is designed to ensure a more accurate and reliable response than is achievable via telephone key pad. Depending on the patient's response, situation-specific algorithms are applied to modify future questions and thus help customize the collection of data.



    The Company's system analyzes and prepares the captured data for automatic delivery to the payor, provider and patient using demand publishing. Demand publishing technology enables the creation of highly individualized reports by inserting stored graphic images customized for race, gender and age. These reports are also customized to the patient's specific situation, and the system utilizes the information received during contacts with the patient to further customize the content of the report. The data relevant to the separate report for health care providers is formatted in a customized report to be automatically transmitted via mail, fax or on-line.



    Each contact with a patient contributes to the establishment of a longitudinal data base which can be analyzed to provide information about treatment modalities for patients, providers and payors. The Company's system is designed to analyze patient compliance to prescribed treatment regimens and gather additional clinical information so that improvements in such regimens can be developed.



INTEGRATED DISEASE STATE MANAGEMENT SYSTEM



    The Company's first application of its integrated information capture and delivery technology is its integrated disease state management system. This system is designed to provide care givers with the ability to monitor, on a cost-effective basis, patient condition and behavior while the patient is between physician consultations. The Company believes that this will permit care givers to improve patient compliance and, as a consequence, improve patient outcomes.



    Each of the Company's integrated disease state management programs is designed to provide one or more of the following benefits. For patients, these intended benefits include: (i) improved access to and communication with health care resources beyond existing hospital care and office and in-home provider visits; (ii) enhanced self-care skills and knowledge of the disease covered by the program; (iii) increased treatment compliance, motivation and confidence in disease self-management resulting in improved quality of life; and (iv) reduced inconvenience, risk and expense associated with unscheduled office visits, emergency room interventions and hospitalizations.

    For health care providers, these intended benefits include: (i) more comprehensive information on patient progress; (ii) earlier identification of hard-to-manage patients; (iii) enhanced ability to make timely treatment modifications; (iv) better utilization of health care resources appropriate to patient needs; and (v) expanded information for development of improved treatment methods.



    For payors and program sponsors, these intended benefits include: (i) cost-effective management of disease risk; (ii) improved patient compliance;
(iii) improved treatment outcomes; and (iv) enhanced patient and provider satisfaction.



    The Company only recently enrolled its first patients in a disease state management program, and there can be no assurance that the benefits described above will be achieved.



    The Company's disease state management system has three primary components. First, using a panel of recognized medical and clinical experts, the Company develops a disease-specific patient intervention and compliance program that includes a template for the integration of each patient's history, current medical status and treatment protocol. If the program is being developed on a custom basis for a particular customer, the program is developed in consultation with the customer's clinical staff and consultants. Second, the Company establishes periodic telephone contacts with each patient to monitor the patient's compliance with prescribed therapies as well as the patient's treatment progress. Third, using the information obtained from patient contacts and other available information regarding the patient and his or her treatment, such as physician records and pharmacy information, personalized reports are prepared, typically following each patient contact, for evaluation by the patient, the patient's health care provider and, on a periodic basis, payors.



    DEVELOPMENT OF DISEASE SPECIFIC PROTOCOLS



    The Company's disease-specific compliance programs are developed for targeted diseases either on a customized or standardized basis. The Company retains an internal clinical staff and panels of independent medical and clinical experts to identify guidelines of generally accepted treatment protocols and diagnostic interventions for particular diseases. These guidelines serve as a template for information to be gathered from each patient. If the program is being developed on a custom basis for a particular customer, the program is developed in consultation with the customer's clinical staff and consultants. In addition, the Company's internal clinical staff conducts research of available databases and gathers information provided by medical experts, insurance providers, governmental agencies, Medicare and Medicaid and other sources to develop with the medical experts the disease-specific program structure. The resulting compliance protocols are designed to enable the Company to gather the necessary patient information to determine the extent of a patient's compliance with his or her prescribed treatment, the effectiveness of treatment and the progress of the patient's disease. As the Company's database of disease-specific treatments expands, the Company intends to use that data to modify, update and enhance its own disease state management compliance programs and assist health care providers in improving treatment protocols.



    PATIENT ENROLLMENT



    When a patient is enrolled in one of the Company's disease state management programs a patient history is obtained, including the histories of the chronic illness, medications, and surgical procedures as well as other information deemed relevant by the disease-specific compliance program. This information is included in the Company's database for each patient and is used to create customized reports for distribution to each of the patient's health care provider and payor as well as the patient. The patient report can include information on the prescribed treatment of the patient's disease as well as the use of the program and social support services to improve compliance with the patient's treatment regimen. In addition, the Company's on-demand publishing technology provides personalized behavior modification and educational materials for the patient. The health care provider report contains the relevant clinical and behavioral information gathered from the patient.

    PATIENT CONTACTS



    In accordance with a designated patient contact schedule, a patient will periodically receive telephone calls from a live operator who, after confirming the identity of the patient, will transfer the patient to an automated system that will ask specific questions determined in accordance with the disease-specific compliance program and provide information and motivational feedback. Patient contact schedules are established for each disease state management program, with the frequency of patient contact varying with the disease under management and the goal of the applicable treatment and occurring as often as daily or as infrequently as on a quarterly basis. The data gathered from the patient during each contact is processed and stored in the Company's database.



    The compliance program takes into account patient responses to treatment follow-up questions and initiates specific courses of action which can include positive reinforcement messages, confirmation of prescription instructions and scheduled callbacks to remind the patient of the need to take prescribed medication. In addition, questions to be asked in future calls are modified based upon the patient's responses during previous calls.



    The Company's disease state management system captures and processes the information obtained from the patient during the contact and integrates this information with the other data maintained by the Company, including prior patient responses, patient medical history, treatments administered to date and the mandated treatment protocols for the disease. This system automatically prepares distinct reports using the Company's demand publishing technologies for the patient and for the physician or other care-giver. Each report is tailored for the particular requirements of each recipient. The patient's report, for example, may include pictures, diagrams and informative discussions relating to the treatment course intended to modify or reinforce certain behaviors. The physician's report would likely be more factual and direct and summarize the clinical and behavioral information that has been gathered.



    On a periodic basis, the Company will provide data to the patient's health care payor with respect to that patient's progress. The Company will be able to include information from various data sources in these reports for the purpose of providing additional information with respect to a patient. For example, the Company may be able to interact with the pharmacy services division of a payor to determine the renewal frequency of prescriptions, which provides an indication of whether a patient is taking his or her medication. In addition, the system provides the flexibility to allow other information from physicians' reports and hospital tests to be included in the periodic reports.



    COMPLIANCE ASSISTANCE



    The Company assists payors and health care providers in monitoring patient compliance and works with health care providers to develop compliance and education programs that can be implemented through the Company's system. The
Company's publishing technology enables production of patient-specific compliance and education literature that is customized for an individual patient. Once this literature is prepared it may be delivered to a patient by mail, facsimile or on-line. In addition, the Company can implement a variety of procedures including medication reminders via wireless two-way communication and more frequent telephone communications for non-compliant patients or patients with more difficult treatment regimens. The Company can provide additional support services, such as an 800 number that will provide recorded information with respect to a variety of patient education topics or other support messages.



PATIENT INFOSYSTEMS PROGRAMS



    SECONDARY CARDIOVASCULAR DISEASE



    It is estimated by the American Heart Association that in 1996, $129 billion will be spent in the United States for the treatment of cardiovascular disease. Cardiovascular disease may be treated with a combination of medications, as well as dietary, lifestyle and behavior modifications. The treatment is on-going and requires a high level of patient discipline. The Company has entered into a services agreement with Bristol-Myers to develop, implement and operate a disease state management program relating to the prevention of cardiovascular sequelae in patients who have recently experienced certain cardiovascular illnesses or treatments such as angina, cardiac bypass surgery or myocardial infarction. A limited number of patients were enrolled in the Company's secondary cardiovascular disease program in October 1996.



    CONGESTIVE HEART FAILURE



    The American Heart Association estimated in 1996 that approximately 4.7 million Americans currently suffer from Congestive Heart Failure. Elderly patients with heart failure are at increased risk for rehospitalization after discharge. Behavioral factors such as noncompliance with medications and poor diet may contribute to hospital admissions. The Company has entered into a services agreement with Bristol-Myers to develop, implement and operate a disease state management program to aid in the treatment of patients suffering from congestive heart failure. A limited number of patients were enrolled in a Company-funded disease state management program for congestive heart failure in October 1996.



    DIABETES



    Diabetes is an incurable disease characterized by elevated blood glucose levels. The American Diabetes Association estimates that there are over 16 million diabetics in the United States, at least 700,000 of whom are undergoing insulin therapy. Insulin therapy involves daily sampling of blood and, in many cases, regular injections of insulin. Currently, it is estimated that $45 billion is spent annually on the treatment of all diabetics and diabetes-related conditions within the United States. With proper treatment, diabetes should not be life threatening; however, untreated or improperly treated diabetes can lead to such complications as blindness, kidney disease, nervous system disorders, vascular disease and death. The Company is developing a disease state management program for diabetic patients that it is marketing to payors and other participants in the health care industry. Equifax and Health Resources have retained the Company to provide this disease state management program for patients who are suffering from diabetes and are enrolled in health care programs for which these companies provide services.



    ASTHMA



    Asthma affects 12 million people in the United States, with direct costs related to the disease estimated at $3 billion annually. Noncompliance with pharmacological therapy is the leading cause of hospitalization among asthmatics. However, with proper treatment, including high patient compliance, most asthmatics can control their disease effectively. The Company is developing a disease state management program for asthmatic patients that is being marketed to payors. American HomePatient, Equifax, Health Resources and Harris Methodist have retained the Company to provide disease state management programs for patients who are suffering from asthma and are enrolled in health care programs for which these companies provide services. A limited number of patients were enrolled in a Company-funded disease state management program for asthmatic patients in November 1996.



    CHRONIC PAIN MANAGEMENT


    Persons suffering from cancer are often treated with medication to alleviate constant, severe pain. Bristol-Myers has retained the Company to develop, implement and update a program to manage patients who are experiencing intense levels of chronic pain. The Company is developing a disease state management program for chronic pain management and expects the program to be available for patient enrollment during the fourth quarter of 1996.


    WEIGHT MANAGEMENT



    The inability to maintain adequate weight is a serious problem for individuals afflicted with cancer or AIDS. Bristol-Myers has retained the Company to develop and implement a program to manage patients suffering from anorexia or cachexia secondary to a diagnosis of cancer or AIDS. The Company is developing a disease state management program for weight management and expects the program to be available for patient enrollment during the fourth quarter of 1996.

    ADDITIONAL DISEASE TARGETS



    The Company has identified additional opportunities in large chronic disease markets, including in the treatment of hypertension, chronic obstructive pulmonary disease, depression, cancer, osteoporosis, arthritis, HIV infection and high risk pregnancy. Each of these targets has been identifed as having characteristics which make them attractive candidates for the Company's programs. The Company is currently involved in discussions with customers for the development of programs in connection with the development of programs in a variety of these areas.



    Patient enrollment in each of the Company's programs will depend upon the identification and referral by the Company's customers of patients to the Company's system which will vary from program to program.



OTHER APPLICATIONS OF THE INTEGRATED INFORMATION CAPTURE AND DELIVERY TECHNOLOGY



    OUTCOMES ANALYSIS



    The Company intends to utilize information gathered from patients enrolled in its programs to serve two purposes. First, information regarding treatment results, success of the compliance program and patient reaction to differing treatments or compliance protocols may be used by the Company to further improve each disease-specific compliance program. Second, this information may be used by payors, pharmaceutical companies and health care providers to assist in the development of improved treatment modalities. The Company has developed analytical methodologies using database management and information technologies, including neural network systems, fuzzy logic and genetic algorithms. The Company intends to use these data analysis technologies to predict the best treatment methodologies for patients.



    CLINICAL STUDIES



    Many pharmaceutical companies and contract research organizations are seeking more economical, efficient and reliable methods for compiling and analyzing clinical data in conducting clinical trials. Furthermore, many drug development protocols have begun to emphasize upon subjective criteria and outcomes information. The Company believes that its system will allow it to develop programs tailored to the measurement of outcomes data relating to the conduct of later stage clinical trials. The Company believes that its system can also assist pharmaceutical companies in studying and documenting the efficacy of approved products in order to provide ongoing information to FDA or for marketing purposes.



    PATIENT SURVEYS



    Organizations in many different areas of the health care industry survey users regarding their products and services for a variety of reasons including regulatory, marketing and research purposes. The Company's information systems, with its ability to proactively contact patients in a cost-efficient manner, may be used for this type of application.



    DEMAND MANAGEMENT



    Demand management involves assisting providers in evaluating patient treatment needs to identify those patients who may not require immediate or intensive services. The goal of demand management is to reduce the need for and use of costly, often clinically unnecessary, medical services and arbitrary managed-care interventions while improving the overall quality of life of patients. The Company believes that its system can be used to provide automated or semi-automated demand management services.



    CASE MANAGEMENT



    Patients who  are prescribed  complex or  high cost  treatment regimens  may require a higher level of monitoring, interaction, care planning and reassessment than patients with less complicated treatment regimens. The Company believes that its system is capable of providing these enhanced services to such patients to eliminate or minimize the unnecessary costs and medical attention that result from a patient's lack of compliance with a prescribed treatment regimen.

CUSTOMER AGREEMENTS


    The Company is developing disease state management and other programs in conjunction with the following customers:


    BRISTOL-MYERS


    The Company has entered into four service agreements (the "Service Agreements") with Bristol-Myers relating to the development, implementation and operation by the Company of disease state management programs for certain specified diseases. The Service Agreements provide for development fees to be paid by Bristol-Myers to the Company upon the achievement of certain milestones. Bristol-Myers has also agreed to pay the Company operational fees per enrolled patient, which fees for certain programs vary with the length, complexity and frequency of patient contact dictated by the respective program protocols.



    Each of the Service Agreements provides for an exclusivity period (the "Exclusivity Period"), during which time the Company is prohibited from engaging or participating in any other projects involving the specific disease target that is the subject of the Service Agreements. The Exclusivity Periods extend from the effective dates of the Service Agreements until, in general, a certain date or a certain period (ranging from eight to 12 months) following the achievement of a specified milestone in the development or implementation of the program (such as the completion of the pilot program). Three of the four Service Agreements provide that upon conclusion of the Exclusivity Period, Bristol-Myers has the right to negotiate with the Company for an exclusive arrangement for the administration of the disease state management program, provided that Bristol-Myers has enrolled a certain number of patients in the program to date. In the event that such negotiations prove unsuccessful, Bristol-Myers retains a right of first refusal with respect to any other offers made to the Company for such arrangements for a period of nine or 12 months following the Exclusivity Period.


    The Service Agreements generally provide that Bristol-Myers retains ownership rights to certain materials and other work product created by the Company pursuant to the Service Agreements and that the Company is entitled to use other materials and data. The extent of these rights varies by agreement. The Company and Bristol-Myers have agreed to indemnify each other with respect to losses arising from willful or negligent acts or omissions or breaches of the Service Agreements by the indemnifying party pursuant to the Service Agreement. The Service Agreements are terminable without cause by either party with either 30 or 90 days' notice. The Company has entered into Service Agreements with Bristol-Myers in the following disease areas:


    CONGESTIVE  HEART FAILURE.   The Company is  a party to  a service agreement
with Bristol-Myers dated February 1, 1996, to develop, implement and update a program for patients suffering from congestive heart failure.



    SECONDARY CARDIOVASCULAR DISEASE. The Company is party to a service agreement dated September 18, 1995 with Bristol-Myers to develop, implement and update a program for patients with cardiovascular disease who have recently experienced moderate to severe angina or myocardial infarction, or who recently had cardiac bypass surgery or percutaneous transluminal coronary angioplasty.



    CHRONIC PAIN. The Company is a party to a service agreement dated March 30, 1996 with Bristol-Myers to develop, implement and update a program for patients who are experiencing intense levels of chronic pain. The initial phase of this program is expected to be a thirty day trial monitoring cancer patients. A second phase of this program is expected to consist of a twelve week trial monitoring cancer patients at numerous sites. The final phase of this program will be the implementation of a program for use in conjunction with products that Bristol-Myers may market in this area. Upon the earlier of the commencement of the development of the final phase of the program or December 31, 1996, Bristol-Myers may extend the Exclusivity Period relating to the chronic pain management program for successive one-year periods by agreeing to pay the Company a fee in the event that the program operational fees paid to the Company by Bristol-Myers during the year fall below certain levels.

    WEIGHT MANAGEMENT. The ability to prevent loss of body weight in certain diseases is a significant quality of life concern. The Company is a party to a service agreement, dated April 24, 1996, with Bristol-Myers to develop, implement and update a program for patients suffering from anorexia or cachexia secondary to a diagnosis of cancer or AIDS.



    PATIENT SATISFACTION SURVEY. The Company is also developing a patient satisfaction survey and a general medication compliance program pursuant to a services agreement with Bristol-Myers dated October 16, 1995. The patient satisfaction survey is designed to measure a patient's satisfaction with the services rendered by their provider. The goal of this program is to improve compliance with guidelines for using prescribed pharmaceutical products. The services agreement calls for the payment to the Company of program development fees as well as fees related to its providing services to enrolled patients throughout the terms of the program protocols as set forth in the agreement. The Company and Bristol-Myers have agreed to indemnify each other for losses arising from willful or negligent acts, omissions or breaches of the services agreement by the indemnifying party. The services agreement is terminable without cause by either party with 30 days' notice.


    EQUIFAX

    The Company is a party to a service agreement dated June 21, 1996 with Equifax to implement and update a program for patients suffering from asthma. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program. The agreement may be terminated by either party without cause upon 30 days' notice.



    The Company is also a party to a service agreement dated July 28, 1996 with Equifax to implement and update a program for patients suffering from diabetes. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program. The agreement may be terminated by either party without cause upon 30 days' notice.


    AMERICAN HOMEPATIENT

    The Company is a party to a services agreement dated June 24, 1996 with American HomePatient to implement and update a program for patients suffering from asthma. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program. In addition, the Company is entitled to receive a joint marketing fee from American HomePatient payable in stages over a 24 month period if American HomePatient is successful in marketing the program with three health care payors. The agreement may be terminated by either party without cause upon 30 days' prior written notice.


    HEALTH RESOURCES, INC.

    The Company is a party to a services agreement dated September 13, 1996 with Health Resources to implement and update a program for patients suffering from asthma. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program. This agreement may be terminated by either party without cause upon 180 days' notice.



    The Company is also a party to a services agreement dated September 13, 1996 with Health Resources to implement and update a program for patients suffering from diabetes. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients during the duration of the program. This agreement may be terminated by either party without cause upon 180 days' notice.


    HARRIS METHODIST

    The Company is a party to a services agreement dated September 24, 1996 with Harris Methodist Health Plan to implement and update a program for a limited number of patients suffering from asthma. The agreement provides for the Company to receive a per patient fee for services provided to enrolled patients over the duration of the program. The contract has a term of one year. The Company is negotiating with Harris Methodist to enter into a broader agreement to enable the introduction of services to a broader group of patients.

SALES AND MARKETING



    The Company markets its integrated disease state management system to organizations within the health care industry that are involved in the treatment of disease or payment of medical services for patients who require complex or long-term medical therapies. These industry organizations include five distinct groups: pharmaceutical companies, medical service companies, PBMs, health care payors, such as managed care organizations and insurance companies, and employer groups. The Company employs a sales and marketing staff of six persons to market the Company's systems and has entered into a consulting agreement for sales and marketing services with one additional person not employed by the Company. In addition, the senior members of the Company's management are actively engaged in marketing the Company's programs.



    The  Company  intends  to  complement its  marketing  efforts  by conducting clinical studies and implementing other measures designed to document the clinical and cost benefits it believes will result from the application of its integrated information capture and delivery system. In collaboration with the members of its expert panels who are retained to develop program protocols and other research and clinical technicians, the Company intends to promote the benefits of its system through publication in clinical journals and presentations at scientific conferences of the results of these studies. The Company is pursuing opportunities to develop programs specifically designed to produce significant short-term data, such as its chronic pain management program.


COMPETITION
    The market for health care information products and services is intensely competitive. Competitors vary in size and in scope and breadth of products and services offered, and the Company will compete with various companies in each of its disease target markets. Many of the Company's competitors have significantly greater financial, technical, product development and marketing resources than the Company. Furthermore, other major information, pharmaceutical and health care companies not presently offering disease state management or other health care information services may enter the markets in which the Company intends to compete. In addition, with sufficient financial and other resources, many of these competitors may provide services similar to those of the Company without substantial barriers. The Company does not possess any patents with respect to its integrated information capture and delivery system, and although it has filed a provisional patent application with respect to certain aspects of its integrated information capture and delivery system and its integrated disease state management system, there can be no assurance that this application will result in the issuance of a patent, or if issued, that a patent would provide the Company with any competitive advantage.

    The Company's potential competitors include specialty health care companies, health care information system and software vendors, health care management organizations, pharmaceutical companies and other service companies within the health care industry. Many of these competitors have substantial installed customer bases in the health care industry and the ability to fund significant product development and acquisition efforts. The Company will also compete against other companies that provide statistical and data management services, including clinical trial services to pharmaceutical companies.

    The Company is aware of several large pharmaceutical and medical service companies that have publicly stated that they intend to be involved in providing comprehensive disease state management services. The Company believes that the principal competitive factors in its market are the ability to link patients, health care providers and payors, and provide the relevant health care information at an acceptable cost. In addition, the Company believes that the ability to anticipate changes in the health care industry and identify current needs are important competitive factors.


QUALITY CONTROL

    The Company has developed quality control measures designed to insure that information obtained from patients is accurately transcribed, that reports covering each patient contact are delivered to health care providers and patients and that the Company's personnel and technologies are interacting appropriately with patients and health care providers. Quality control systems will include random monitoring of telephone calls, patient surveys to confirm patient participation and effectiveness of the particular program, and supervisory reviews of telephone agents.

GOVERNMENT REGULATION
    The health care industry, including the current and proposed business of the Company, is subject to extensive regulation by both the Federal and state governments. A number of states have extensive licensing and other regulatory requirements applicable to companies that provide health care services. Additionally, services provided to health benefit plans in certain cases are subject to the provisions of the Employee Retirement Income Security Act ("ERISA") and may be affected by other state and Federal statutes. Generally, state laws prohibit the practice of medicine and nursing without a license. Many states interpret the practice of nursing to include health teaching, health counseling, the provision of care supportive to or restorative of life and well being and the execution of medical regimens prescribed by a physician.
Accordingly, to the extent that the Company assists providers in improving patient compliance by publishing educational materials or providing behavior modification training to patients, such activities could be deemed by a state to be the practice of medicine or nursing. Although the Company has not conducted a survey of the applicable law in all 50 states, it believes that it is not engaged in the practice of medicine or nursing. There can be no assurance, however, that the Company's operations will not be challenged as constituting the unlicensed practice of medicine or nursing. If such a challenge were made successfully in any state, the Company could be subject to civil and criminal penalties under such state's law and could be required to restructure its contractual arrangements in that state. Such results or the inability to successfully restructure its contractual arrangements could have a material adverse effect on the Company.

    The confidentiality of patient information is subject to regulation by state law. A variety of statutes and regulations exist safeguarding privacy and regulating the disclosure and use of medical information. State constitutions may provide privacy rights and states may provide private causes of action for violations of an individual's "expectation of privacy." Tort liability may result from unauthorized access and breaches of patient confidence. The Company intends to comply with state law and regulations governing medical information privacy.

    In addition, on August 21, 1996, Congress passed the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191. This legislation requires the Secretary of Health and Human Services to adopt national standards for electronic health transactions and the data elements used in such transactions. The Secretary is required to adopt safeguards to ensure the integrity and confidentiality of such health information. Violation of the standards is punishable by fines and, in the case of wrongful disclosure of individually identifiable health information, imprisonment. The Secretary is required to issue the standards not later than February 21, 1998. The Company cannot predict what requirements will ultimately be adopted by the Secretary, however, such requirements could have an adverse effect on the Company's business.

    The Company and its customers may be subject to Federal and state laws and regulations which govern financial and other arrangements between health care providers. These laws prohibit certain fee splitting arrangements between health care providers, as well as direct and indirect payments, referrals or other financial arrangements that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Possible sanctions for violation of these restrictions include civil and criminal penalties. Further, criminal violations may result in mandatory exclusions of up to five years and additional permissive exclusions from participation in Medicare and Medicaid programs.

    Regulation in the health care field is constantly evolving. The Company is unable to predict what government regulations, if any, affecting its business may be promulgated in the future. The Company's business could be adversely affected by the failure to obtain required licenses and governmental approvals, comply with applicable regulations or comply with existing or future laws, rules or regulations or their interpretations.

INTELLECTUAL PROPERTY
    The Company considers its methodologies, processes and know-how to be proprietary. The Company seeks to protect its proprietary information through confidentiality agreements with its employees. The Company's policy is to have employees enter into confidentiality agreements containing provisions prohibiting the disclosure of confidential information to anyone outside the Company, requiring employees to acknowledge, and, if requested, assist in confirming the Company's ownership of any new ideas, developments, discoveries or inventions conceived during employment, and requiring assignment to the Company of proprietary rights to such matters that are related to the Company's business.

    The  Company  has filed  a provisional  patent  application with  respect to certain aspects of its integrated information capture and delivery and integrated disease state management systems. No assurance can be given that a patent will issue or that if issued such patent will provide the Company with a competitive advantage.

EMPLOYEES

    As of October 31, 1996, the Company had 40 employees.


PROPERTIES

    The Company's executive and corporate offices are located in Rochester, New York in approximately 13,100 square feet of leased office space, under a lease that expires on November 30, 1999.


LEGAL MATTERS

    The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the Company's directors and executive officers.


                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Derace Schaffer, M.D.................................          48   Chairman of the Board
Donald A. Carlberg...................................          44   Director, President and Chief Executive Officer
Gregory D. Brown.....................................          35   Senior Vice President, Chief Financial Officer,
                                                                     Secretary and Treasurer
James D. Turner......................................          36   Senior Vice President, Sales and Marketing
Kent A. Tapper.......................................          40   Vice President, Systems Engineering
Giancarla C. Miele...................................          52   Vice President, Operations
David B. Nash, M.D., M.B.A...........................          40   Executive Vice President, Medical Affairs
Alvin I. Mushlin, M.D................................          54   Senior Medical Advisor
John Pappajohn.......................................          68   Director
Barbara J. McNeil, M.D., Ph.D........................          53   Director
Carl F. Kohrt, Ph.D..................................          53   Director



    DERACE SCHAFFER, M.D. has been Chairman of the Board and a Director of the Company since its inception in February 1995. Since 1980, Dr. Schaffer has been the President of The Ide Group, P.C., a group of physicians providing radiological services at multiple locations in New York State, and since 1990 he has also been President of The Lan Group, a venture capital firm specializing in health care investments. He serves as a Clinical Professor at the University of Rochester School of Medicine and a Director of NeuralTech, Inc., NeuralMed, Inc., Preferred Oncology Networks of America, Inc., American Physican Partners, Inc., The Care Group, Inc., and Medifax, Inc. as well as several not-for-profit corporations.


    DONALD A. CARLBERG has been President, Chief Executive Officer and a Director of the Company since its inception. From February 1993 to December 1994, Mr. Carlberg served as Chief Executive Officer of Patient Management Technologies, Inc., a medical services consulting company, which he founded. From 1992 to 1994, Mr. Carlberg served as Senior Vice President--Sales and Marketing for Neurocare, Inc./Paradigm Health Corp. From 1990 to 1992, Mr. Carlberg served as Director of Managed Care for Baxter Healthcare International where he started managed care initiatives for its Caremark Division. From 1985 to 1990, Mr. Carlberg held several senior level positions in managed care at Blue Cross/Blue Shield of Rochester, New York and Independence Blue Cross in Philadelphia, Pennsylvania.

    GREGORY D. BROWN has been Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since May 1995. From 1989 to 1995, Mr. Brown was Chief Financial Officer of Pappajohn Capital Resources, a venture capital firm specializing in health care investments, and Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. From 1984 to 1989, Mr. Brown was a Senior Accountant with Vroman, McGowen, Hurst, Clark & Smith, P.C., a certified public accounting firm.


    JAMES D. TURNER has been Senior Vice President, Sales and Marketing of the Company since September 1996. Mr. Turner served as Director of Business Development for Preferred Oncology Networks of America, Inc. from January 1996 to September 1996. From 1987 to 1995, Mr. Turner held various sales, marketing and business development positions with divisions of Coram Healthcare, Inc. and Baxter Healthcare International, most recently as Director of Business Development.


    KENT A. TAPPER has been Vice President, Systems Engineering of the Company since July 1995. Prior to joining the Company and since 1992, Mr. Tapper was Product Manager, Audio Response and Call Center Platforms for Northern Telecom, Inc. From 1983 to 1992, Mr. Tapper held Product Manager, Systems Engineering Manager and various engineering management positions with Northern Telecom.

    GIANCARLA C. MIELE has been Vice President, Operations, of the Company since October 1995. From 1994 to 1995, Ms. Miele was Director of Operations for Integrated Medical Delivery Corporation, a medical management firm. From 1992 to 1994, Ms. Miele was the Administrator of Cancer Care, Inc., an MSO in the metropolitan Washington, D.C. region. From 1989 to 1992, Ms. Miele served as Senior Consultant to CMA, a medical services consulting firm.


    DAVID B. NASH, M.D., M.B.A. has been Executive Vice President, Medical Affairs of the Company since April 1996. Dr. Nash is Director of Health Policy and Clinical Outcomes at Thomas Jefferson University Hospital and Associate Professor of Medicine at Jefferson Medical College. Dr. Nash is the recipient of the 1995 Clifton Latiolias Prize in Managed Care from the American Managed Care Pharmacy Association. He also serves as a scientific advisory board member of iSTAT Corp. Dr. Nash provides his services to the Company on a part-time consulting basis.



    ALVIN I. MUSHLIN, M.D. has been Senior Medical Advisor of the Company since April 1996. Dr. Mushlin is a Professor of Community and Preventative Medicine at the University of Rochester, where he has served in various capacities since 1976. He is a member of the National Councils of the Society for General Internal Medicine and the Society for Medical Decision Making and has served on the Health Care Technology Study Section of the Agency for Health Care Policy and Research. Dr. Mushlin provides his services to the Company on a part-time consulting basis.


    JOHN PAPPAJOHN has been a Director of the Company since its inception, and served as its Secretary and Treasurer from inception through May 1995. Since 1969, Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm specializing in health care investments, and President of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa. He serves as a Director for the following public companies: CORE, Inc., Drug Screening Systems, Inc., Fuisz Technologies, Ltd., GalaGen, Inc., OncorMed, Inc., The Care Group, Inc. and Pace Health Management Systems, Inc.


    BARBARA J. MCNEIL, M.D., PH.D. has been a Director of the Company since May 1995. Dr. McNeil is Head of the Department of Health Care Policy and a Professor of Radiology at Harvard Medical School where she has served in various capacities since 1971. For four years she has served as Chair of the Blue Cross-- Massachusetts Hospital Association Fund for Cooperative Innovation and currently she is a member of the National Council on Radiation Protection, the American College of Radiology and its Board of Chancellors, the Society of Nuclear Medicine, the Advisory Council for the Agency for Health Care Policy and Research, and the National Academy of Sciences' Institute of Medicine where she is a Council member. She also serves as a Director of CV Therapeutics, Inc.



    CARL F. KOHRT, PH.D. has been a Director of the Company since April 1996. Dr. Kohrt is Executive Vice President and Assistant Chief Operating Officer of the Eastman Kodak Company, where he has served in various capacities since 1971. Dr. Kohrt is a recipient of a Sloan Fellowship for study at Massachusetts Institute of Technology. Dr. Kohrt also serves on the board of governors of The Genesee Hospital.


COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has appointed two committees: the Audit Committee and the Compensation Committee. The members of the Audit Committee are John Pappajohn, Dr. Barbara McNeil and Dr. Carl Kohrt. The Audit Committee periodically reviews the Company's auditing practices and procedures, makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company to be elected by the stockholders. The members of the Compensation Committee are Dr. Derace Schaffer, Dr. McNeil and Dr. Kohrt. The Compensation Committee meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives. The Company reimburses directors for their out-of-pocket expenses incurred in attending Board and Committee meetings.

DIRECTOR COMPENSATION

    At present no separate cash compensation or fees are payable to directors of the Company, other than reimbursement of expenses incurred in connection with attending meetings. The Company expects, however, that new non-employee directors not otherwise affiliated with the Company or its stockholders will be paid in a manner and at a level consistent with industry practice.


    On May 20, 1995, the Company granted options to acquire 36,000 shares of Common Stock at an exercise price of $0.14 per share to Dr. Barbara McNeil, a director of the Company. On August 25, 1995, the Company granted options to acquire 36,000 shares of Common Stock to John Pappajohn, a director of the Company, and options to acquire 36,000 shares of Common Stock to Dr. Derace Schaffer, Chairman of the Board of Directors of the Company, with both of these issuances having an exercise price of $0.69 per share. On April 8, 1996, the Company granted options to acquire 36,000 shares of Common Stock at an exercise price of $2.08 per share to Dr. Carl Kohrt, a director of the Company.


EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities for executive officers of the Company who received compensation in excess of $100,000 during the period from inception on February 22, 1995 to December 31, 1995.

SUMMARY COMPENSATION TABLE


                                                                       ANNUAL COMPENSATION     LONG TERM COMPENSATION
                                                                     ------------------------    AWARDS SECURITIES
              NAME AND PRINCIPAL POSITION                   YEAR     SALARY ($)    BONUS($)    UNDERLYING OPTIONS (#)
--------------------------------------------------------  ---------  -----------  -----------  ----------------------
Donald A. Carlberg, President and Chief Executive
 Officer................................................     1995(1)  $  96,417    $  15,000            216,000


------------
(1) Reflects compensation paid from February 22, 1995 (inception) through December 31, 1995.

    Messrs. Carlberg, Brown, Turner, Tapper and Ms. Miele are currently compensated at annual rates of $150,000, $110,000, $110,000, $100,000 and
$100,000, respectively.

    The following table sets forth certain information regarding options granted to the Chief Executive Officer and other executive officers of the Company during the period from inception on February 22, 1995 through December 31, 1995.
                             OPTION GRANTS IN 1995


                                                                                                    POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
                                        --------------------------------                              ANNUAL RATES OF
                                          NUMBER OF                                                     STOCK PRICE
                                          SECURITIES       % OF TOTAL                                 APPRECIATION FOR
                                          UNDERLYING    OPTIONS GRANTED    EXERCISE                   OPTION TERM (2)
                                           OPTIONS      TO EMPLOYEES IN      PRICE     EXPIRATION   --------------------
                 NAME                   GRANTED (#)(1)    FISCAL YEAR       $/SHARE       DATE       5% ($)     10% ($)
--------------------------------------  --------------  ----------------  -----------  -----------  ---------  ---------
Donald A. Carlberg....................       180,000           27.3%       $     .14       3/1/05   $  15,722  $  39,844
Donald A. Carlberg....................        36,000            5.5              .69      8/25/05      15,722     39,844
Gregory D. Brown......................        72,000           10.9              .14       5/1/05       6,289     15,937
Gregory D. Brown......................        18,000            2.7              .69      8/25/05       7,861     19,922
Kent A. Tapper........................        36,000            5.5              .14      7/24/05       3,144      7,969
Giancarla C. Miele....................        36,000            5.5             1.04      10/9/05      23,583     59,766


-------------

(1) 36,000 of Mr. Carlberg's options vested as of the date of the option grant. The remainder of his options and all other options will become exercisable at the rate of 20% per year from the date of grant and have ten- year terms as long as the optionee's employment with the Company continues. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of the grant, as determined by the Board of Directors.


(2) Future value of current year grants assumes appreciation in the market value of the Common Stock of 5% and 10% per year over the ten-year option period as required by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of actual values. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

    No stock options were exercised by the Chief Executive Officer or other executive officers of the Company during the period from inception on February 22, 1995 through December 31, 1995. The following table sets forth certain information regarding unexercised options held by the Chief Executive Officer and other executive officers of the Company at December 31, 1995.

           AGGREGATED OPTION EXERCISES THROUGH DECEMBER 31, 1995 AND
                        DECEMBER 31, 1995 OPTION VALUES


                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                             OPTIONS               AT DECEMBER 31, 1995
                                                     AT DECEMBER 31, 1995 (#)             ($)(1)
                                                    --------------------------  --------------------------
                       NAME                         EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------------------  -----------  -------------  -----------  -------------
Donald A. Carlberg................................      36,000       180,000     $  57,500    $   267,500
Gregory D. Brown..................................           0        90,000             0        133,750
Kent A. Tapper....................................           0        36,000             0         57,500
Giancarla C. Miele................................           0        36,000             0         25,000


------------

(1) Calculated based upon $1.74 estimated fair market value of the underlying securities as of December 31, 1995.


STOCK OPTION PLAN


    The Company's Stock Option Plan (the "Plan") was originally adopted by the Board of Directors and stockholders in June 1995. Up to 1,080,000 shares of Common Stock have been authorized and reserved for issuance under the Plan. Under the Plan, options may be granted in the form of incentive stock options ("ISOs") or non-qualified stock options ("NQOs") from time to time to salaried employees, officers, directors and consultants of the Company, as determined by the Compensation Committee of the Board of Directors. The Compensation Committee determines the terms and conditions of options granted under the Plan, including the exercise price. The Plan provides that the Committee must establish an exercise price for ISOs that is not less than the fair market value per share at the date of the grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the Plan provides that the exercise price must not be less than 110% of the fair market value per share at the date of the grant. The Plan also provides for a non-employee director to be entitled to receive a one-time grant of a NQO to purchase 36,000 shares at an exercise price equal to fair market value per share on the date of their initial election to the Company's Board of Directors. Such NQO is exercisable only during the non-employee director's term and automatically expires on the date such director's service terminates. Each option, whether an ISO or NQO, must expire within ten years of the date of the grant.



    There are currently outstanding 892,320 options outstanding which have been granted under the Plan, 379,260 of which have an exercise price of $.14 per share, 126,000 of which have an exercise price of $.69 per share, 46,800 of which have an exercise price of $1.04 per share, 57,240 of which have an exercise price of $1.74 per share, 130,740 of which have an exercise price of $2.08 per share, and 152,280 of which have an exercise price of $10.00 per share. Of these options, 36,000 were granted as of March 1, 1995 to Mr. Carlberg and vested immediately. The remainder of Mr. Carlberg's options and all other options granted under the plan vest as to 20% of the option grant on the first anniversary of the grant, and 20% on each subsequent anniversary.


EMPLOYMENT AGREEMENT

    The Company has entered into an employment agreement with Mr. Carlberg as its President and Chief Executive Officer dated March 1, 1995, which has a term of one year and is automatically renewed for successive one-year periods unless either party receives written notice from the other party of such party's intention not to renew within 60 days of the agreement's expiration date. The agreement calls for Mr. Carlberg to receive a base salary of $125,000 per year, which was increased to $150,000 per year in September 1996. Upon execution of the agreement, Mr. Carlberg received a $15,000 signing bonus and an option to purchase up to 180,000 shares of Common Stock of the Company at an exercise price of $.14 per share, and on March 1, 1996, he received a $25,000 bonus. The option has a ten-year term, vests over five years and was 20% vested upon grant. The remainder of the option vests at a rate of 20% per year, and the option is therefore fully exercisable after the first five years of employment. Mr. Carlberg is eligible for any discretionary bonuses and additional option grants in amounts to be determined by the Company's Board of Directors based upon the performance of the Company and Mr. Carlberg. The agreement prohibits Mr. Carlberg from engaging in any business activity involving the measurement of clinical outcomes for patients with acute or chronic diseases, or the measurement of patient compliance with prescribed treatments for acute or chronic diseases within one year of the termination of his employment with the Company.


INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Company's Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any officer or director of the Company who, by reason of the fact that he or she is or was an officer or director of the Company, is involved in a legal proceeding of any nature. In addition, the Restated Certificate of Incorporation contains provisions limiting the personal liability of directors to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director.

                              CERTAIN TRANSACTIONS


    The Company was initially capitalized on February 22, 1995 through the sale of 3,600,000 shares of its Common Stock for $.14 per share. Included among the participants in that transaction were Dr. Derace Schaffer, Chairman of the Board, who purchased 1,656,000 shares, Dr. Schaffer's spouse who purchased 144,000 shares, John Pappajohn, a director, who purchased 541,800 shares, a sole proprietorship owned by Mr. Pappajohn which purchased 360,000 shares. Mr. Pappajohn's spouse, who purchased 360,000 shares, and a sole proprietorship owned by Mr. Pappajohn's spouse which purchased 360,000 shares.



    In August and September of 1995 the Company sold 1,800,000 shares of its Series A Preferred Stock in a private placement for $1.00 per share. Included among the participants in that transaction were Gregory D. Brown, Sr. Vice President, Chief Financial Officer, Secretary and Treasurer, who purchased 10,000 shares, and Mr. Pappajohn who purchased 10,000 shares. In addition, Edgewater Private Equity Fund II, L.P., ("Edgewater"), a five percent owner of the Common Stock of the Company, acquired 1,000,000 shares of Series A Preferred Stock in the Series A Preferred Stock offering.



    In May and June of 1996, the Company sold 600,000 shares of its Series B Preferred Stock in a private placement for $5.00 per share. Included among the participants in that transaction were Dr. Schaffer, who purchased 20,000 shares, Mr. Pappajohn, who purchased 40,000 shares, and Edgewater which purchased 200,000 shares. See "Description of Securities".

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of November 15, 1996, and as adjusted to give effect to the sale of 2,000,000 shares of Common Stock in this offering assuming (a) conversion of all outstanding shares of convertible Preferred Stock into 1,896,000 shares of Common Stock and (b) no exercise of the Underwriters' over-allotment option (i) by each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each named executive officer listed in the Summary Compensation Table, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group.



                                                                                           PERCENTAGE BENEFICIALLY OWNED
                                                                                SHARES     -----------------------------
                                                                              BENEFICIALLY  BEFORE THE        AFTER
                            BENEFICIAL OWNER (1)                                 OWNED       OFFERING      THE OFFERING
----------------------------------------------------------------------------  -----------  -------------  --------------
Derace L. Schaffer (2)......................................................   1,709,200         31.0%          22.8%
John Pappajohn (3)..........................................................   1,439,680         26.1%          19.2%
Edgewater Private Equity Fund II, L.P., (4) ................................     920,000         16.7%          12.3%
 666 Grand Avenue, Suite 200
 Des Moines, IA 50309
Donald A. Carlberg (5)......................................................      72,000          1.3%           1.0%
Gregory D. Brown (6)........................................................      23,760         *              *
James D. Turner (7).........................................................      --            --              --
Kent A. Tapper (8)..........................................................       7,200         *              *
Giancarla C. Miele (9)......................................................       7,200         *              *
David B. Nash (10)..........................................................      --            --              --
Alvin I. Mushlin (11).......................................................      --            --              --
Barbara J. McNeil (8).......................................................       7,200         *              *
Carl F. Kohrt (12)..........................................................      --            --              --
All directors and executive officers as a
 group (11 persons) (13)....................................................   3,266,240         57.9%          42.7%


------------
  *  Less than one percent.

 (1) Unless otherwise noted, the address of each of the listed persons is c/o the Company at 46 Prince Street, Rochester, New York 14607.


 (2) Includes 288,000 shares held by Dr. Schaffer's minor children. Also includes 10,000 shares which are issuable upon the conversion of 10,000 shares of Series B Preferred Stock into Common Stock upon the closing of this offering and 7,200 shares which are issuable upon the exercise of options that are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus. Does not include 28,800 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (3) Includes 360,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn, 360,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse, 360,000 shares held directly by Mr. Pappajohn's spouse and 40,000 shares which are issuable upon the conversion of 40,000 shares of Series B Preferred Stock into Common Stock upon the closing of this offering. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes, Ltd. and by his spouse. Includes options to purchase 7,200 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus. Does not include 28,800 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.

 (4) The included shares are all issuable upon the conversion of shares of Preferred Stock into Common Stock upon the closing of this offering.



 (5) Represents options to purchase 72,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus. Does not include 162,000 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (6) Includes options to purchase 18,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus and 5,760 shares which are issuable upon the conversion of 8,000 shares of Series A Preferred Stock into Common Stock upon the closing of this offering. Does not include 82,800 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (7) Does not include 72,000 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (8) Represents options to purchase 7,200 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus. Does not include 28,800 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (9) Represents options to purchase 7,200 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus. Does not include 64,800 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (10) Does not include 14,400 shares subject to outstanding warrants which are not exercisable within 60 days of the date of this Prospectus.



 (11) Does not include 7,200 shares subject to outstanding warrants which are not exercisable within 60 days of the date of this Prospectus.



 (12) Does not include 36,000 shares subject to outstanding options which are not exercisable within 60 days of the date of this Prospectus.



 (13) Includes options to purchase 126,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Prospectus and 55,760 shares which are issuable upon the conversion of 58,000 shares of Preferred Stock into Common Stock upon the closing of this offering. Does not include 554,400 shares subject to outstanding options and warrants which are not exercisable within 60 days of the date of this Prospectus.


                          DESCRIPTION OF CAPITAL STOCK
AUTHORIZED CAPITAL STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 25,000,000 shares of capital stock, which includes 20,000,000 shares of Common Stock, $0.01 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, in one or more series with such terms as the Board of Directors may determine. As of the date hereof, there are 3,607,202 shares of outstanding Common Stock held by sixty record holders, 1,800,000 shares of Series A Preferred Stock outstanding held by twenty record holders and 600,000 shares of Series B Preferred Stock outstanding held by twenty-six record
holders.   All   outstanding  shares   of   Convertible  Preferred   Stock  will
automatically convert into an aggregate of 1,896,000 shares of Common Stock as of the closing of this offering assuming an initial public offering price of $10.00 per share. The Series A Preferred Stock converts into Common Stock on a
 .72-for-one basis. The Series B Preferred Stock converts on a .72-for-one basis if the public offering price is $13.89 per share. The terms of the Series B Preferred Stock provide for a conversion rate adjustment that depends upon the pricing of this offering. If the initial public offering price is, less than $13.89 per share, the Conversion Rate shall be adjusted so that at the time of conversion the aggregate market value of the Common Stock into which the Series B Preferred Stock is converted will equal $10.00 multiplied by the number of shares of Series B Preferred Stock converted. Such adjustment would result in a larger number of shares of Common Stock being issuable upon conversion of the Series B Preferred Stock if the public offering price is less than $10.00 per share. For example, if the initial public offering price were $10.00 per share, an additional 168,000 shares of Common Stock will be issuable upon the conversion of the Series B Preferred Stock.


    The following is a brief summary of the terms of the various classifications of capital stock giving pro forma effect to the automatic conversion of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock at the closing of this offering.
COMMON STOCK

    Holders of Common Stock are entitled to one vote per share held of record at each meeting of stockholders. Subject to the preferences that may be applicable to any outstanding Preferred Stock, the holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In any distribution of capital assets, whether voluntary or involuntary, holders of Common Stock are entitled to receive pro rata the assets remaining after creditors have been paid in full and holders of Preferred Stock have received their preferential distribution. No shares of Common Stock are entitled to preference over any other share, and each share is equal to any other share in all respects. Holders of the Common Stock have no pre-emptive or conversion rights or other subscription rights. The outstanding shares of Common Stock and those issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and non assessable.


PREFERRED STOCK
    The Board of Directors is authorized to issue without stockholder approval 5,000,000 shares of Preferred Stock in one or more series and to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions thereof, including with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms.

REGISTRATION RIGHTS


    Holders owning 50% or more of the aggregate of the shares of Common Stock into which any shares of the Series A Preferred Stock have been or can be converted or the Series B Preferred Stock have been or can be converted have the right on one occasion at any time commencing twelve months from the date of the initial public offering of the Common Stock of the Company, but not later than October 31, 2000 or May 31, 2001, respectively, to require the Company to prepare and file a Registration Statement under the Securities Act covering such shares of Common Stock, and the Company, at its expense, will use its best efforts to cause such registration statement to become effective as soon as possible.


    In addition, the holders of Series A Preferred Stock and Series B Preferred Stock are each entitled, subject to the approval of the underwriter, to two "piggyback" registrations at the Company's expense as part of a registration by the Company of its shares of Common Stock at any time commencing twelve months from the date of the Initial Public Stock Offering, but not later than October 31, 2000 and May 31, 2001, respectively. Holders of Series A Preferred Stock and Series B Preferred Stock are each granted the right on up to two occasions at the participating holder's expense, and prior to October 31, 2000 and May 31, 2001, respectively, to have their shares registered on Form S-3 if such is available for use by the Company and such holder or holders. The registration rights are subject to a number of terms and conditions, including but not limited to requirements as to minimum offering size and reaching satisfactory underwriting terms.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the extent permitted by Delaware law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

TRANSFER AGENT AND REGISTRAR

    The Company has appointed Continental Stock Transfer and Trust Company as its transfer agent and registrar for the Company's Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon completion of this offering, the Company will have 7,503,202 shares of Common Stock outstanding (based upon the number of shares outstanding as of November 15, 1996 and without taking into account the additional shares of Common Stock that would be issuable upon conversion of the Series B Preferred Stock if the initial public offering price is lower than $10.00 per share). The 2,000,000 shares sold in this offering (2,300,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradable without restriction under the Securities Act, except for any such shares held at any time by an "affiliate" of the Company, as such term is defined under Rule 144 promulgated under the Securities Act.



    The remaining 5,503,202 shares (the "Restricted Shares") were issued and sold by the Company in private transactions and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144, as currently in effect, a person, including an "affiliate" as that term is defined in Rule 144, who has held "restricted" shares for a period of at least two years from the later of the date such shares were acquired from the Company or the date such shares were acquired from an affiliate, is entitled to sell, within any three-month period, a number of restricted shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has held restricted shares for a period of at least three years from the later of the date such shares were acquired from the Company and the date they were acquired from an affiliate is entitled to sell such shares at any time under Rule 144 without regard to the limitations described above.


    The holders of substantially all of the outstanding shares of Common Stock have agreed pursuant to certain agreements (the "Lock-up Agreements") that they will not sell or otherwise dispose of any shares of Common Stock for a period of 180 days from the date of this Prospectus without the prior written consent of Smith Barney Inc.


    Of the 5,503,202 Restricted Shares, 3,600,000 Restricted Shares will become eligible for sale in February 1997, subject to compliance with the volume and other limitations of Rule 144. In addition, 1,296,000 Restricted Shares will become eligible for sale in August and September 1997 and 607,202 Restricted Shares will become eligible for sale during or after May 1998, all subject to compliance with the volume and other limitations of Rule 144.


    Rule 701 ("Rule 701") under the Securities Act provides an exemption from the registration requirements of the Securities Act for offers and sales of securities issued pursuant to certain compensatory benefit plans or written contracts of a company not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act (the "Exchange Act"). Securities issued pursuant to Rule 701 are defined as restricted securities for purposes of Rule
144. However, 90 days after the issuer becomes subject to the reporting provisions of the Exchange Act, the Rule 144 resale restrictions, except for the broker's transaction requirement, do not apply to shares acquired pursuant to Rule 701 by non-Affiliates. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without the Rule 144 holding period requirement. If all the requirements of Rule 701 are met, upon expiration of the Lock-up Agreements, an aggregate of 825,480 shares of Common Stock issued upon the exercise of options granted and issuable on exercise of currently outstanding options will become eligible for sale pursuant to such rule (subject to applicable Rule 144 restrictions), substantially all of which shares are subject to the Lock-up Agreements.



    The Securities and Exchange Commission has proposed amendments to Rule 144 and Rule 144(k) that would permit resales of Restricted Shares under Rule 144 after a one-year, rather than a two-year holding period, subject to compliance with the other provisions of Rule 144, and would permit resale of Restricted Shares by non-Affiliates under Rule 144(k) after a two-year, rather than a three-year, holding period. Assuming adoption of such amendments, approximately 4,896,000 of the Restricted Shares will be eligible for sale in the public market immediately after this offering pursuant to Rule 144 (subject to compliance with the volume and other limitations of Rule 144), substantially all of which shares are subject to the Lock-up Agreements.


    The Company is unable to estimate the number of shares that may be sold in the future by its existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by existing stockholders could adversely affect prevailing market prices and the Company's ability to raise additional capital in the future.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, shares of Common Stock which equal the number of shares set forth opposite the name of such Underwriter below.


                                                                                                       NUMBER OF
                                                                                                       SHARES OF
                                                                                                         COMMON
UNDERWRITER                                                                                              STOCK
-----------------------------------------------------------------------------------------------------  ----------
Cowen & Company......................................................................................
Vector Securities International, Inc. ...............................................................

                                                                                                       ----------
    Total............................................................................................   2,000,000
                                                                                                       ----------
                                                                                                       ----------


    The Underwriters are obligated to take and pay for all shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.


    The Underwriters, for whom Cowen & Company and Vector Securities International, Inc. are acting as Representatives, propose initially to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $ per share under the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to other Underwriters or to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed by the Underwriters. The Representatives have informed the Company that the Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.



    The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares in such table.


    The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.


    The Company, its officers and directors and certain other stockholders, holding in the aggregate substantially all of the Company's currently outstanding equity securities, have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of Cowen & Company, offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock except, in the case of the Company, in certain limited circumstances.



    At the Company's request, the Representatives have agreed to reserve up to 100,000 shares of Common Stock for sale at the public offering price to Company employees and other persons having certain business relationships with the Company. The number of shares available for sale to the general public will be reduced to the extent these persons purchase such reserved shares. Any reserved shares not purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby.


    Prior to this offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives of the Underwriters. The factors considered in determining the initial public offering price were the history of, and the prospects for, the Company's business and the industry in which it competes, an assessment of the Company's management, its past and present operations, its past and present earnings and the trend of such earnings, the prospects for earnings of the Company, the present state of the Company's development, the general condition of the securities market at the time of the offering and the market prices and earnings of similar securities of comparable companies at the time of the offering.


                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Crummy, Del Deo, Dolan, Griffinger & Vecchione, Newark, New Jersey. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine, New York, New York.

                                    EXPERTS


    The financial statements of the Company as of December 31, 1995 and June 30, 1996 and for the period from February 22, 1995 (Inception) to December 31, 1995, for the six month period ended June 30, 1996 and for the period from February 22, 1995 (Inception) to June 30, 1996 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act a Registration Statement with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Statements contained in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference, but such statements are complete in all material respects for the purposes herein made. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at its New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For further information pertaining to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.


    The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as it determines.

                           PATIENT INFOSYSTEMS, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                             ---------
 Independent Auditors' Report..............................................................................        F-2
  Balance Sheets as of December 31, 1995, June 30, 1996, September 30, 1996 (unaudited) and September 30,
   1996 pro forma (unaudited)..............................................................................        F-3
  Statements of Operations for the period from February 22, 1995 (Inception) to December 31, 1995, for the
   six month period ended June 30, 1996, for the period from February 22, 1995 (Inception) to June 30,
   1996, for the period from February 22, 1995 (Inception) to September 30, 1995 (unaudited), for the nine month period ended September 30, 1996 (unaudited) and for the period from February 22, 1995 (Inception)
   to September 30, 1996 (unaudited).......................................................................        F-4
  Statements of Stockholders' Equity for the period from February 22, 1995 (Inception) to June 30, 1996 and
   the unaudited period from July 1, 1996 to September 30, 1996............................................        F-5
  Statements of Cash Flows for the period from February 22, 1995 (Inception) to December 31, 1995, for the
   six month period ended June 30, 1996, for the period from February 22, 1995 (Inception) to June 30,
   1996, for the period from February 22, 1995 (Inception) to September 30, 1995 (unaudited), for the nine month period ended September 30, 1996 (unaudited) and for the period from February 22, 1995 (Inception)
   to September 30, 1996 (unaudited).......................................................................        F-6
  Notes to Financial Statements............................................................................        F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Patient Infosystems, Inc.:


    We have audited the accompanying balance sheets of Patient Infosystems, Inc. (formerly Disease State Management, Inc.) (a development stage enterprise) as of December 31, 1995 and June 30, 1996 and the related statements of operations, stockholders' equity, and cash flows for the period from February 22, 1995 (Inception) to December 31, 1995, for the six month period ended June 30, 1996 and for the period from February 22, 1995 (Inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, such financial statements present fairly, in all material respects, the financial position of Patient Infosystems, Inc. as of December 31, 1995 and June 30, 1996, and the results of its operations and its cash flows for the period from February 22, 1995 (Inception) to December 31, 1995, for the six month period ended June 30, 1996 and for the period from February 22, 1995 (Inception) to June 30, 1996, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Rochester, New York
July 16, 1996
(November 22, 1996 as to Note 7)

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS



                                                         ASSETS
                                                                                                          SEPTEMBER 30,
                                                                                         SEPTEMBER 30,         1996
                                                    DECEMBER 31, 1995   JUNE 30, 1996         1996          PRO FORMA
                                                    -----------------   --------------   --------------   --------------
                                                                                                           (UNAUDITED)
                                                                                          (UNAUDITED)        (NOTE 1)
Current Assets:
  Cash and cash equivalents.......................     $ 1,182,080       $ 2,904,799      $ 2,022,628      $ 2,022,628
  Accounts receivable.............................           4,055            72,262           37,496           37,496
  Prepaid expenses and other current assets.......          23,984           105,173          198,101          198,101
                                                    -----------------   --------------   --------------   --------------
      Total current assets........................       1,210,119         3,082,234        2,258,225        2,258,225
Property and Equipment, net.......................         553,510           710,251          728,427          728,427
                                                    -----------------   --------------   --------------   --------------
Total Assets......................................     $ 1,763,629       $ 3,792,485      $ 2,986,652      $ 2,986,652
                                                    -----------------   --------------   --------------   --------------
                                                    -----------------   --------------   --------------   --------------

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................................     $   362,769       $   148,668      $   219,557      $   219,557
  Accrued salaries and wages......................          48,259           176,157          117,086          117,086
  Accrued expenses................................          19,381            74,170          121,657          121,657
  Accrued loss on development contracts...........              --            46,923           47,911           47,911
  Deferred revenue................................         168,055           454,426          281,926          281,926
                                                    -----------------   --------------   --------------   --------------
      Total current liabilities...................         598,464           900,344          788,137          788,137
                                                    -----------------   --------------   --------------   --------------
Commitments and Contingencies (Note 6)
Stockholders' Equity:
  Preferred stock--$.01 par value; authorized
   5,000,000 shares:
    Series A Convertible Preferred Stock;
     1,800,000 shares designated, issued and
     outstanding (liquidation preference
     $1,800,000)..................................          18,000            18,000           18,000               --
    Series B Convertible Preferred Stock; 600,000
     shares designated, issued and outstanding
     (liquidation preference $3,000,000)..........              --             6,000            6,000               --
  Common stock--$.01 par value; authorized
   20,000,000 shares; 3,602,880 issued and
   outstanding at December 31, 1995 and June 30,
   1996 and 3,607,202 shares issued and
   outstanding at September 30, 1996 (5,503,202
   shares pro forma)..............................          36,029            36,029           36,072           55,032
  Additional paid-in capital......................       2,227,788         5,228,671        5,234,705        5,239,745
  Deficit accumulated during the development
   stage..........................................      (1,116,652)       (2,396,559)      (3,096,262)      (3,096,262)
                                                    -----------------   --------------   --------------   --------------
      Total stockholders' equity..................       1,165,165         2,892,141        2,198,515        2,198,515
                                                    -----------------   --------------   --------------   --------------
Total Liabilities and Stockholders' Equity........     $ 1,763,629       $ 3,792,485      $ 2,986,652      $ 2,986,652
                                                    -----------------   --------------   --------------   --------------
                                                    -----------------   --------------   --------------   --------------


SEE NOTES TO FINANCIAL STATEMENTS.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                                   PERIOD FROM
                                                FEBRUARY 22, 1995                    SIX MONTH
                                                   (INCEPTION)                      PERIOD ENDED
                                                 TO DECEMBER 31,                      JUNE 30,
                                                       1995                             1996
                                          ------------------------------           -------------
Revenues................................           $   113,000                      $   465,416
                                                   -----------                      -----------
Costs and Expenses:
  Cost of sales.........................               111,870                          447,312
  Sales and marketing...................               375,384                          389,756
  General and administrative............               678,498                          902,188
  Research and development..............                89,909                           26,736
                                                   -----------                      -----------
    Total costs and expenses............             1,255,661                        1,765,992
                                                   -----------                      -----------
Operating Loss..........................            (1,142,661)                      (1,300,576)

Interest Income.........................                26,009                           20,669
                                                   -----------                      -----------
Net Loss................................           $(1,116,652)                     $(1,279,907)
                                                   -----------                      -----------
                                                   -----------                      -----------

Net Loss Per Common and Common Share
 Equivalents............................           $      (.18)                     $      (.21)
                                                   -----------                      -----------
                                                   -----------                      -----------

Weighted Average Common and Common Share
 Equivalents............................             5,963,306                        6,087,959
                                                   -----------                      -----------
                                                   -----------                      -----------

                                                   PERIOD FROM
                                                FEBRUARY 22, 1995
                                                   (INCEPTION)
                                                   TO JUNE 30,
                                                       1996
                                          ------------------------------
                                                                                    PERIOD FROM                 NINE MONTH
                                                                                 FEBRUARY 22, 1995             PERIOD ENDED
                                                                                    (INCEPTION)                SEPTEMBER 30,
                                                                                  TO SEPTEMBER 30,                 1996
                                                                                        1995                -------------------
                                                                           ------------------------------
                                                                                                                (UNAUDITED)
                                                                                    (UNAUDITED)
Revenues................................           $   578,416                      $     7,500                  $ 644,146
                                                   -----------                      -----------             -------------------
Costs and Expenses:
  Cost of sales.........................               559,182                            7,621                    601,124
  Sales and marketing...................               765,140                          228,466                    616,545
  General and administrative............             1,580,686                          298,998                  1,298,801
  Research and development..............               116,645                           79,910                    160,619
                                                   -----------                      -----------             -------------------
    Total costs and expenses............             3,021,653                          614,995                  2,677,089
                                                   -----------                      -----------             -------------------
Operating Loss..........................            (2,443,237)                        (607,495)                (2,032,943)
Interest Income.........................                46,678                              483                     53,333
                                                   -----------                      -----------             -------------------
Net Loss................................           $(2,396,559)                     $  (607,012)                ($1,979,610)
                                                   -----------                      -----------             -------------------
                                                   -----------                      -----------             -------------------
Net Loss Per Common and Common Share
 Equivalents............................           $      (.39)                     $      (.10)                 $    (.32)
                                                   -----------                      -----------             -------------------
                                                   -----------                      -----------             -------------------
Weighted Average Common and Common Share
 Equivalents............................             6,087,959                        5,956,248                  6,160,715
                                                   -----------                      -----------             -------------------
                                                   -----------                      -----------             -------------------


                                                   PERIOD FROM
                                                FEBRUARY 22, 1995
                                                   (INCEPTION)
                                                 TO SEPTEMBER 30,
                                                       1996
                                          ------------------------------

                                                   (UNAUDITED)
Revenues................................           $   757,146
                                                   -----------
Costs and Expenses:
  Cost of sales.........................               712,994
  Sales and marketing...................               991,929
  General and administrative............             1,977,299
  Research and development..............               250,528
                                                   -----------
    Total costs and expenses............             3,932,750
                                                   -----------
Operating Loss..........................            (3,175,604)
Interest Income.........................                79,342
                                                   -----------
Net Loss................................           $(3,096,262)
                                                   -----------
                                                   -----------
Net Loss Per Common and Common Share
 Equivalents............................           $      (.50)
                                                   -----------
                                                   -----------
Weighted Average Common and Common Share
 Equivalents............................             6,160,715
                                                   -----------
                                                   -----------


SEE NOTES TO FINANCIAL STATEMENTS.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                   PERIOD FROM FEBRUARY 22, 1995 (INCEPTION)
         TO JUNE 30, 1996 AND THE UNAUDITED PERIOD FROM JULY 1, 1996 TO
                               SEPTEMBER 30, 1996


                                                                                                           DEFICIT
                                                                                                         ACCUMULATED
                                                 PREFERRED STOCK        COMMON STOCK       ADDITIONAL     DURING THE
                                               -------------------   -------------------     PAID-IN     DEVELOPMENT
                                                SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL        STAGE
                                               ---------  --------   ---------  --------   -----------   ------------
Sale of common stock, substantially all of
 which was issued on February 22, 1995 at
 $0.14 per share.............................         --  $    --    3,602,880  $36,029    $  464,371    $        --
Sale of Series A convertible preferred stock
 at $1.00 per share in August and September
 1995 (net of issuance costs of $18,583).....  1,800,000   18,000           --       --     1,763,417             --
Net loss for the period from Inception to
 December 31, 1995...........................         --       --           --       --            --     (1,116,652)
                                               ---------  --------   ---------  --------   -----------   ------------
Balances, December 31, 1995..................  1,800,000   18,000    3,602,880   36,029     2,227,788     (1,116,652)
Sale of Series B convertible preferred stock
 at $5.00 per share in May and June 1996 (net
 of issuance costs of $3,250)................    600,000    6,000           --       --     2,990,750             --
Compensation expense related to issuance of
 stock warrants..............................         --       --           --       --        10,133             --
Net loss for the period from January 1, 1996
 to June 30, 1996............................         --       --           --       --            --     (1,279,907)
                                               ---------  --------   ---------  --------   -----------   ------------
Balances, June 30, 1996......................  2,400,000   24,000    3,602,880   36,029     5,228,671     (2,396,559)
Compensation expense related to issuance of
 stock warrants*.............................         --       --           --       --         3,075             --
Exercise of stock warrants*..................         --       --        4,322       43         2,959             --
Net loss for the period from July 1, 1996 to
 September 30, 1996*.........................         --       --           --       --            --       (699,703)
                                               ---------  --------   ---------  --------   -----------   ------------
Balances, September 30, 1996 (unaudited).....  2,400,000   24,000    3,607,202   36,072     5,234,705     (3,096,262)
Conversion of Series A and B convertible
 preferred stock to common stock -- Pro
 Forma*......................................  (2,400,000) (24,000)  1,896,000   18,960         5,040             --
                                               ---------  --------   ---------  --------   -----------   ------------
Balances, September 30, 1996 -- Pro Forma
 (unaudited).................................         --  $    --    5,503,202  $55,032    $5,239,745    $(3,096,262)
                                               ---------  --------   ---------  --------   -----------   ------------
                                               ---------  --------   ---------  --------   -----------   ------------


                                                   TOTAL
                                               STOCKHOLDERS'
                                                  EQUITY
                                               -------------
Sale of common stock, substantially all of
 which was issued on February 22, 1995 at
 $0.14 per share.............................   $   500,400
Sale of Series A convertible preferred stock
 at $1.00 per share in August and September
 1995 (net of issuance costs of $18,583).....     1,781,417
Net loss for the period from Inception to
 December 31, 1995...........................    (1,116,652)
                                               -------------
Balances, December 31, 1995..................     1,165,165
Sale of Series B convertible preferred stock
 at $5.00 per share in May and June 1996 (net
 of issuance costs of $3,250)................     2,996,750
Compensation expense related to issuance of
 stock warrants..............................        10,133
Net loss for the period from January 1, 1996
 to June 30, 1996............................    (1,279,907)
                                               -------------
Balances, June 30, 1996......................     2,892,141
Compensation expense related to issuance of
 stock warrants*.............................         3,075
Exercise of stock warrants*..................         3,002
Net loss for the period from July 1, 1996 to
 September 30, 1996*.........................      (699,703)
                                               -------------
Balances, September 30, 1996 (unaudited).....     2,198,515
Conversion of Series A and B convertible
 preferred stock to common stock -- Pro
 Forma*......................................            --
                                               -------------
Balances, September 30, 1996 -- Pro Forma
 (unaudited).................................   $ 2,198,515
                                               -------------
                                               -------------



* Unaudited


SEE NOTES TO FINANCIAL STATEMENTS.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                   PERIOD FROM
                                                FEBRUARY 22, 1995                    SIX MONTH
                                                   (INCEPTION)                      PERIOD ENDED
                                                 TO DECEMBER 31,                      JUNE 30,
                                                       1995                             1996
                                          ------------------------------           -------------
Operating Activities:
  Net loss..............................           $(1,116,652)                     $(1,279,907)
  Adjustments to reconcile net loss to
   net cash used in operating
   activities:
    Depreciation and amortization.......                26,473                           82,437
    Compensation expense related to
     issuance of stock warrants.........                    --                           10,133
    Increase in accounts receivable.....                (4,055)                         (68,207)
    Increase in prepaid expenses and
     other current assets...............               (23,984)                         (81,189)
    Increase (decrease) in accounts
     payable............................               362,769                         (214,101)
    Increase in accrued salaries and
     wages..............................                48,259                          127,898
    Increase in accrued expenses........                19,381                           54,789
    Increase in deferred revenue........               168,055                          286,371
    Increase in accrued loss on
     development contracts..............                    --                           46,923
                                                   -----------                      -----------
      Net cash used in operating
       activities.......................              (519,754)                      (1,034,853)
                                                   -----------                      -----------
Investing Activity:
  Property and equipment additions......              (579,983)                        (239,178)
                                                   -----------                      -----------
Financing Activity:
  Proceeds from issuance of common and
   preferred stock, net.................             2,281,817                        2,996,750
                                                   -----------                      -----------
Increase in Cash and Cash Equivalents...             1,182,080                        1,722,719

Cash and Cash Equivalents at Beginning
 of Period..............................                    --                        1,182,080
                                                   -----------                      -----------
Cash and Cash Equivalents at End of
 Period.................................           $ 1,182,080                      $ 2,904,799
                                                   -----------                      -----------
                                                   -----------                      -----------

                                                   PERIOD FROM
                                                FEBRUARY 22, 1995
                                                   (INCEPTION)
                                                   TO JUNE 30,
                                                       1996
                                          ------------------------------
                                                                                    PERIOD FROM                 NINE MONTH
                                                                                 FEBRUARY 22, 1995             PERIOD ENDED
                                                                                    (INCEPTION)                SEPTEMBER 30,
                                                                                  TO SEPTEMBER 30,                 1996
                                                                                        1995                -------------------
                                                                           ------------------------------
                                                                                                                (UNAUDITED)
                                                                                    (UNAUDITED)
Operating Activities:
  Net loss..............................           $(2,396,559)                     $  (607,012)                 $(1,979,610)
  Adjustments to reconcile net loss to
   net cash used in operating
   activities:
    Depreciation and amortization.......               108,910                           10,069                     129,087
    Compensation expense related to
     issuance of stock warrants.........                10,133                               --                      13,208
    Increase in accounts receivable.....               (72,262)                         (55,000)                    (33,441)
    Increase in prepaid expenses and
     other current assets...............              (105,173)                         (43,161)                   (174,117)
    Increase (decrease) in accounts
     payable............................               148,668                           66,052                    (143,212)
    Increase in accrued salaries and
     wages..............................               176,157                           16,642                      68,827
    Increase in accrued expenses........                74,170                           30,000                     102,276
    Increase in deferred revenue........               454,426                           47,500                     113,871
    Increase in accrued loss on
     development contracts..............                46,923                               --                      47,911
                                                   -----------                      -----------             -------------------
      Net cash used in operating
       activities.......................            (1,554,607)                        (534,910)                 (1,855,200)
                                                   -----------                      -----------             -------------------
Investing Activity:
  Property and equipment additions......              (819,161)                        (114,737)                   (304,004)
                                                   -----------                      -----------             -------------------
Financing Activity:
  Proceeds from issuance of common and
   preferred stock, net.................             5,278,567                        2,281,417                   2,999,752
                                                   -----------                      -----------             -------------------
Increase in Cash and Cash Equivalents...             2,904,799                        1,631,770                     840,548
Cash and Cash Equivalents at Beginning
 of Period..............................                    --                               --                   1,182,080
                                                   -----------                      -----------             -------------------
Cash and Cash Equivalents at End of
 Period.................................           $ 2,904,799                      $ 1,631,770                  $2,022,628
                                                   -----------                      -----------             -------------------
                                                   -----------                      -----------             -------------------


                                                   PERIOD FROM
                                                FEBRUARY 22, 1995
                                                   (INCEPTION)
                                                 TO SEPTEMBER 30,
                                                       1996
                                          ------------------------------

                                                   (UNAUDITED)
Operating Activities:
  Net loss..............................           $(3,096,262)
  Adjustments to reconcile net loss to
   net cash used in operating
   activities:
    Depreciation and amortization.......               155,560
    Compensation expense related to
     issuance of stock warrants.........                13,208
    Increase in accounts receivable.....               (37,496)
    Increase in prepaid expenses and
     other current assets...............              (198,101)
    Increase (decrease) in accounts
     payable............................               219,557
    Increase in accrued salaries and
     wages..............................               117,086
    Increase in accrued expenses........               121,657
    Increase in deferred revenue........               281,926
    Increase in accrued loss on
     development contracts..............                47,911
                                                   -----------
      Net cash used in operating
       activities.......................            (2,374,954)
                                                   -----------
Investing Activity:
  Property and equipment additions......              (883,987)
                                                   -----------
Financing Activity:
  Proceeds from issuance of common and
   preferred stock, net.................             5,281,569
                                                   -----------
Increase in Cash and Cash Equivalents...             2,022,628
Cash and Cash Equivalents at Beginning
 of Period..............................                    --
                                                   -----------
Cash and Cash Equivalents at End of
 Period.................................           $ 2,022,628
                                                   -----------
                                                   -----------


SEE NOTES TO FINANCIAL STATEMENTS.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    DEVELOPMENT STAGE ACTIVITIES

    The Company was incorporated in Delaware on February 22, 1995 under the name DSMI Corp., changed its name to Disease State Management, Inc. on October 13, 1995, and on June 28, 1996 changed its name to Patient Infosystems, Inc. The Company has selected December 31 as the close of its fiscal year.


    Through June 30, 1996 the Company's development activities have consisted primarily of efforts to raise funds, develop the first application of its information capture and delivery system (which is a system that proactively collects and analyzes information relevant to patients in specific disease categories to improve patient compliance with prescribed regimens), and market its disease management programs for specific diseases. Successful completion of the Company's program development, and ultimately the attainment of profitable operations, is dependent upon future events, including obtaining adequate financing to fund its research and development activities and achieving market acceptance of its products.


    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

    BASIS OF PRESENTATION


    In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to fairly present the Company's financial position as of September 30, 1996 and results of operations and cash flows for the nine months ended September 30, 1996, the period from February 22, 1995 (Inception) to September 30, 1995 and the period from February 22, 1995 (Inception) to September 30, 1996. All such adjustments are of a normal recurring nature. The results of operations for the nine month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year of 1996.


    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of current assets and current liabilities which are carried at cost, which approximates fair market value.

    REVENUE RECOGNITION AND DEFERRED REVENUE

    The Company's principal source of revenue to date has been from contracts with a pharmaceutical company for the development and operation of disease management programs for chronic diseases. Deferred revenue represents amounts billed in advance under these contracts. Future revenue sources are expected to include disease management programs and other health care information system applications.

    Development Contracts

    The Company's program development contracts typically require payment from the customer at the time that the contract is executed, with additional payments made as certain development milestones are

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

met. Development contract revenue is recognized on a percentage of completion basis, in accordance with the ratio of total development cost incurred to the estimated total development costs for the entire project. Losses, if any, are recognized in full as identified.


    Program Operations

    The Company's program operation contracts call for a per enrolled patient fee to be paid by the customer for a series of program services as defined in the contract. The timing of customer payments varies by contract, but typically occurs in advance of the associated services being provided. Revenues from program operations are recognized ratably as the program services are delivered.

    CASH EQUIVALENTS

    Cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit-quality institutions. At times such amounts may be in excess of FDIC insurance limits.


    The Company's current contracts are concentrated in a small number of customers, with five of the Company's eleven contracts being with one customer. Consequently, the loss of any one of its customers could have a material adverse effect on the Company and its operations.



    During the unaudited nine month period ended September 30, 1996, the six month period ended June 30, 1996 and the period from February 22, 1995 (Inception) to December 31, 1995, approximately $616,200 (96%), $455,000 (98%)
and $84,000 (74%), respectively, of the Company's revenues arose from contracts with one customer. At September 30, 1996 (unaudited), June 30, 1996 and December 31, 1995, accounts receivable included balances of $17,496, $52,000 and $-0-, respectively, from contracts with that customer.


    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years.


    In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires that long-lived assets and certain indentifiable intangibles to be held and used be reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the Company's financial position or results of operations.


    RESEARCH AND DEVELOPMENT

    Research and development costs consist principally of compensation and benefits paid to Company employees. All research and development costs are expensed as incurred.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


1.  BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards.

    NET LOSS PER SHARE


    Net loss per share is based on the weighted average number of common and common share equivalents outstanding during the period using the Treasury Stock method. Common share equivalents include Series A and B Convertible Preferred Stock, common stock options and common stock warrants. For purposes of this calculation, all common shares issued and stock options and warrants granted by the Company at a price less than the estimated initial public offering price during at least the twelve months preceding the offering date (using the treasury stock method until shares are issued and an assumed public offering price of $10 per share) have been included in the calculation of common and common share equivalents outstanding. (See Note 7 for a description of additional issuances of common stock options and common stock warrants subsequent to June 30, 1996.)


    UNAUDITED PRO FORMA INFORMATION


    The Company is preparing for an initial public offering of its common stock which, upon completion, would result in the conversion of the outstanding shares of the Company's preferred stock into shares of its common stock (see Note 4). The unaudited pro forma balance sheet information is presented as if such conversion had occurred as of September 30, 1996. The pro forma unaudited information assumes that the public offering will occur at a price of $10.00, which is the mid-point of the filing range. Completion of the offering at this price will result in the issuance of an additional 168,000 shares of common stock to the holders of Series B Convertible Preferred Stock (see Note 4).


2.  PROPERTY AND EQUIPMENT
    Property and equipment are summarized as follows:


                                                       DECEMBER
                                                          31,          JUNE 30,
                                                         1995            1996
                                                      -----------     -----------
Computer software.................................     $137,153        $181,927
Computer equipment................................      242,393         371,240
Telephone equipment...............................      120,233         124,996
Leasehold improvements............................       12,200          23,454
Office furniture and equipment....................       68,004         117,544
                                                      -----------     -----------
                                                        579,983         819,161
Less accumulated depreciation and amortization....       26,473         108,910
                                                      -----------     -----------
Property and equipment, net.......................     $553,510        $710,251
                                                      -----------     -----------
                                                      -----------     -----------


3.  INCOME TAXES

    The Company has not recorded any income tax expense during the period from Inception to June 30, 1996 because of operating losses incurred since Inception.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


3.  INCOME TAXES (CONTINUED)

    As of June 30, 1996, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $2,400,000 which are available to offset future Federal taxable income. These carryforwards expire in 2010. No tax benefit relating to the net operating loss carryforwards has been reflected in the financial statements due to the uncertainty regarding the utilization of any such benefit, and a valuation allowance has been recognized to offset any deferred tax asset related to this item. Future benefit may occur to the extent taxable income is earned prior to the expiration of the carryforward period.


    Section 382 of the Internal Revenue Code imposes certain limitations on the use of net operating loss carryforwards in cases of a change in ownership of a corporation, as defined in the Code. These provisions place an annual limitation on the amount of pre-change losses that can be used to offset post-change taxable income, with any unused limitation amounts and losses carrying forward. The limitation is computed by multiplying the Federal long-term tax exempt rate (currently approximately 5.8%) by the fair value of the corporation immediately prior to the change in control. It is not anticipated that a change in control, as defined, will occur as a result of the current proposed offering.

4.  PREFERRED STOCK
    The Company has 5,000,000 shares of authorized preferred stock and has the ability to issue different series with different rights and preferences. A summary of the rights and preferences related to the Series A and B Convertible Preferred Stock is as follows:


    The holders of Series A and B Convertible Preferred Stock have the right to convert their shares into shares of Common Stock at the rate of .72 shares of Common Stock for each share of Series A and B Convertible Preferred Stock. The conversion ratio for the holders of Series A Convertible Preferred Stock will be adjusted in the event that the Company, in the future, sells shares of its Common Stock for less than $1.39 per share. In addition, the conversion ratio for the holders of Series B Convertible Preferred Stock will be adjusted in the event that the Company sells shares of its common stock for less than $13.89 per share in an initial public offering. At the mid-range ($10.00) of the current proposed offering the holders of Series B Convertible Preferred Stock would receive an additional 168,000 shares of Common Stock as a result of this provision.



    Each share of Series A and B Convertible Preferred Stock will be automatically converted into shares of Common Stock at the then effective conversion rate immediately upon the closing of an underwritten public stock offering which meets certain requirements. It is anticipated that at the mid-range ($10.00) of the current proposed offering these requirements will be met and the automatic conversion will occur.


    The holders of Series A and B Convertible Preferred Stock and the holders of Common Stock vote together as a single class, with each share of Series A and B Convertible Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which it is convertible. They also have certain liquidation preferences in the event of a liquidation, dissolution or winding up of the Company, and the right to participate in dividends to the extent that they are declared on the Company's Common Stock.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


5.  STOCK OPTIONS AND WARRANTS

    The Company has an Employee Stock Option Plan (the "Stock Option Plan") for the benefit of certain employees, non-employee directors, and key advisors. The Company has adopted the disclosures-only provision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plan, as it relates to employees. Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, the Company's net loss and net loss per common and common share equivalent would have been increased to the pro forma amounts indicated below:



                                                                  PERIOD FROM
                                                                  FEBRUARY 22,                     PERIOD FROM
                                                                      1995                         FEBRUARY 22,
                                                                  (INCEPTION)       SIX MONTH          1995
                                                                TO DECEMBER 31,   PERIOD ENDED     (INCEPTION)
                                                                      1995        JUNE 30, 1996  TO JUNE 30, 1996
                                                                ----------------  -------------  ----------------
Net loss--as reported.........................................   $   (1,116,652)  $  (1,279,907)  $   (2,396,559)
Net loss--pro forma...........................................   $   (1,125,428)  $  (1,296,878)  $   (2,422,306)
Net loss per common and common share equivalent-- as
 reported.....................................................   $         (.18)  $        (.21)  $         (.39)
Net loss per common and common share equivalent-- pro forma...   $         (.18)  $        (.21)  $         (.39)



    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using an assumed risk-free interest rate of 7% and expected lives of 7 years. The Stock Option Plan authorizes 1,080,000 shares of common stock to be issued.



    Stock options granted under the Stock Option Plan may be of two types: (1) incentive stock options and (2) nonqualified stock options. The option price of such grants shall be determined by a Committee of the Board of Directors (the "Committee"), but shall not be less than the estimated fair market value of the common stock at the date the option is granted. The terms of the grants shall be fixed by the Committee, with no term lasting longer than ten years. The ability to exercise such options shall be determined by the Committee when the options are granted. All of the outstanding options vest at the rate of 20% per year with the exception of 36,000 options which were vested as of the date of grant.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


5.  STOCK OPTIONS AND WARRANTS (CONTINUED)
    A summary of stock option activity follows:


                                                                                             OPTION
                                                                           OUTSTANDING      PRICE PER
                                                                             OPTIONS          SHARE
                                                                           ------------  ---------------
Options granted during the period from Inception to December 31, 1995
 (weighted average fair value of $.13)...................................       658,800    $.14 - 1.04
Options forfeited by holders during the period from Inception to December
 31, 1995................................................................       (65,520)   $.14 - 1.04
Options exercised during the period from Inception to December 31,
 1995....................................................................        (2,880)      $.14
                                                                           ------------
Options outstanding at December 31, 1995.................................       590,400    $.14 - 1.04
Options granted during the six month period ended June 30, 1996 (weighted
 average fair value of $.75).............................................       213,120   $1.74 - 2.08
Options forfeited by holders during the six month period ended June 30,
 1996....................................................................        (8,640)  $1.74 - 2.08
                                                                           ------------
Options outstanding at June 30, 1996.....................................       794,880    $.14 - 2.08
                                                                           ------------
                                                                           ------------
Options exercisable at June 30, 1996.....................................       104,760
Options available for grant at June 30, 1996.............................       285,120



    The following table summarizes information concerning outstanding and exercisable options at June 30, 1996:



                             OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                  -----------------------------------------  ------------------------
                                  WEIGHTED
                                   AVERAGE       WEIGHTED                  WEIGHTED
                                  REMAINING       AVERAGE                   AVERAGE
    RANGE OF        NUMBER       CONTRACTAL      EXERCISE      NUMBER      EXERCISE
 EXERCISE PRICE   OUTSTANDING       LIFE           PRICE     EXERCISABLE     PRICE
----------------  -----------  ---------------  -----------  -----------  -----------
  $.14 - $.69        543,600           8.84      $     .26      104,760    $     .14
  $.70 - $1.39        46,800           9.24           1.04       --           --
 $1.40 - $2.08       204,480           9.68           1.99       --           --
                  -----------                                -----------
                     794,880                                    104,760
                  -----------                                -----------
                  -----------                                -----------



    The Company also has outstanding stock purchase warrants entitling the holders to purchase a total of 111,962 shares of common stock at $.14 - 2.08 per share (weighted average exercise price of $.78). At June 30, 1996, 30,242 of these warrants are currently vested, with the remaining 81,720 warrants vesting at 20% per year. The Company has recorded compensation cost of $10,133 for the six month period ended June 30, 1996 in connection with the issuance of these warrants.

                           PATIENT INFOSYSTEMS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        PERIOD ENDED DECEMBER 31, 1995,
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996 AND FOR
            THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996


6.  COMMITMENTS AND CONTINGENCIES

    The Company leases office space for its main operating facility under an operating lease agreement expiring in September 1999, which is cancelable in September 1998 at the option of the Company. Rental expense from this lease for the six month period ended June 30, 1996 and the period from Inception to December 31, 1995 was $30,119 and $40,375, respectively.



    At June 30, 1996, future minimum lease payments under this lease, assuming the cancellation option is exercised, are summarized as follows (See Note 7):



1996..............................................................  $  46,096
1997..............................................................     95,202
1998..............................................................     84,460
                                                                    ---------
                                                                    $ 225,758
                                                                    ---------
                                                                    ---------



7.  SUBSEQUENT EVENTS


    On November 22, 1996, the Company effected a .72-for-1 reverse stock split of all outstanding shares of common stock. Accordingly, all shares and per share amounts have been adjusted to reflect the reverse stock split as though it had occurred at the beginning of the initial period presented.



    In October 1996 the Company entered into an amended lease agreement for  its
main   operating  facility  which  increased  its  monthly  rental  payments  to approximately $12,000 and which expires in November 1999.



    During the three months ended September 30, 1996, 4,322 stock purchase warrants were exercised. In addition, the Company recorded compensation cost of $3,075 related to warrants issued prior to June 30, 1996.



    In October 1996, the Company issued incentive stock options to purchase 152,280 shares of its common stock at an exercise price of $10.00 per share, and stock purchase warrants to purchase 1,800 shares of its common stock at an exercise price of $10.00 per share.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                 --------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................           5
The Company....................................          12
Use of Proceeds................................          12
Dividend Policy................................          12
Capitalization.................................          13
Dilution.......................................          14
Selected Financial Data........................          15
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          16
Business.......................................          19
Management.....................................          31
Certain Transactions...........................          35
Principal Stockholders.........................          36
Description of Capital Stock...................          37
Shares Eligible for Future Sale................          39
Underwriting...................................          41
Legal Matters..................................          42
Experts........................................          42
Additional Information.........................          42
Index to Financial Statements..................         F-1


                                 --------------


    UNTIL              , 1997 (25 DAYS AFTER  THE DATE OF THIS PROSPECTUS),  ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                2,000,000 SHARES


                                     [LOGO]

                                  COMMON STOCK

                                  ------------


                                   PROSPECTUS

                               -----------------


                                COWEN & COMPANY



                               VECTOR SECURITIES
                              INTERNATIONAL, INC.



                                          , 1996


-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
    Set forth below is an estimate of the fees and expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock, par value $.01 per share, offered hereby.


Securities and Exchange Commission Registration Fee.......................  $  13,087
NASD Filing Fee...........................................................  $   4,295
NASDAQ Listing Fee........................................................  $  50,000
Blue Sky Fees and Expenses................................................  $  30,000
Legal Fees and Expenses...................................................  $ 150,000
Accounting Fees...........................................................  $ 100,000
Printing and Engraving Costs..............................................  $ 100,000
Transfer Agent Fees.......................................................  $   7,500
Miscellaneous Expenses....................................................  $ 145,118
                                                                            ---------
    TOTAL.................................................................  $ 600,000
                                                                            ---------
                                                                            ---------


------------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Certificate of Incorporation contains a provision eliminating or limiting director liability to the Registrant and its stockholders for monetary damages arising from acts or omissions in the director's capacity as director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Registrant protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Registrant or a stockholder thereof to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

    In addition, the Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director or officer of the Registrant who by reason of the fact that he or she is a director or officer of the Registrant, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee or agent in advance of the final deposition of such proceeding in accordance with the applicable provisions of Delaware General Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
    The following table sets forth all sales of unregistered securities by the Registrant within the past three years.


                                                                    AGGREGATE
 NATURE OF TRANSACTION                                              OFFERING      PRICE PER
        AND DATE          CLASS OF PURCHASERS    SECURITIES SOLD      PRICE         SHARE
------------------------  --------------------  -----------------  -----------  -------------
Initial capitalization,   Three accredited      3,600,000 Common    $ 500,000   $0.14
 February 1995            investors             Stock
Private placement,        Nineteen accredited   1,800,000 Series    $1,800,000  $1.00
 August and September     investors             A Preferred Stock
 1995
Warrant issuances, 1995   Two consultants       77,760 Common        (No sale)  $0.14 - $0.69
                                                Stock                           Exercise
                                                                                price
Option grants, 1995       Sixteen key           658,800 Common       (No sale)  $0.14 - $1.04
                          employees             Stock                           Exercise
                                                                                price
Exercise of stock         One key employee      2,880 Common        $     400   $0.14
 options December 1995                          Stock
Option grants, 1996       Thirty-eight key      365,400 Common       (No sale)  $1.74-$10.00
                          employees             Stock                           Exercise
                                                                                price
Warrant issuances, 1996   Five consultants      37,440 Common        (No sale)  $2.08-$10.00
                                                Stock                           Exercise
                                                                                price
Private placement, May    Twenty-five           600,000 Series B    $3,000,000  $5.00
 and June 1996            accredited investors  Preferred Stock
Exercise of stock         One consultant        4,322 Common        $   3,002   $0.69
 warrants, September                            Stock
 1996


    The Company relied on Section 4(2) of the Securities Act and Rule 701 promulgated thereunder for each issuance. No underwriters were involved nor any commissions paid in connection with any of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


 EXHIBIT
 NUMBER                                       DESCRIPTION
---------  ----------------------------------------------------------------------------------
    1.1*   Form of Underwriting Agreement
    3.1+   Certificate of Incorporation, as amended
    3.2+   Certificates of Designation
    3.3+   By-Laws
    5.1*   Opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione
   10.1+   Employment Agreement with Donald A. Carlberg
   10.2+   Stock Option Plan
   10.3+   Forms of Stock Option Agreement
  10.4**+  Services Agreement dated September 18, 1995 between the Company and Bristol-Myers
            Squibb U.S. Pharmaceuticals, a division of Bristol-Myers Squibb Company
  10.5**+  Services Agreement dated February 1, 1996 between the Company and Bristol-Myers
            Squibb U.S. Pharmaceuticals, a division of Bristol-Myers Squibb Company
  10.6**+  Services Agreement dated March 30, 1996 between the Company and Bristol-Myers
            Squibb Oncology, a division of Bristol-Myers Squibb Company
  10.7**+  Services Agreement dated April 23, 1996 between the Company and Bristol-Myers
            Squibb Oncology/Immunology, a division of Bristol-Myers Squibb Company
  10.8**+  Services Agreement dated October 16, 1995 between the Company and Bristol-Myers
            Squibb U.S. Pharmaceuticals, a division of Bristol-Myers Squibb Company

 EXHIBIT
 NUMBER                                       DESCRIPTION
---------  ----------------------------------------------------------------------------------
  10.9**+  Services Agreement dated June 24, 1996 between the Company and American
            HomePatient, Inc.
 10.10**+  Services Agreement dated June 21, 1996 between the Company and Equifax Healthcare
            Administrative Services, a division of Equifax, Inc.
 10.11**+  Services Agreement dated July 28, 1996 between the Company and Equifax Healthcare
            Administrative Services, a division of Equifax, Inc.
 10.12**+  Services Agreement dated September 13, 1996 between the Company and Health
            Resources, Inc. (Asthma)
 10.13**+  Services Agreement dated September 13, 1996 between the Company and Health
            Resources, Inc. (Diabetes)
 10.14**+  Services Agreement dated September 24, 1996 between the Company and Harris
            Methodist Health Plan
   11.1    Statement Re: Computation of Per Share Earnings
   23.1    Consent of Crummy, Del Deo, Dolan, Griffinger & Vecchione (See Item 5.1)
   23.2    Consent of Deloitte & Touche LLP
   24.1+   Power of Attorney (Page II-5)


------------

*   To be filed by amendment.

**   Portions of these Exhibits have been omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.
 +  Previously filed.

(B) FINANCIAL STATEMENT SCHEDULES

    None

ITEM 17. UNDERTAKINGS
    The undersigned Registrant hereby undertakes to provide to the Underwriters, at the Closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant further undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on November 22, 1996.


                                          PATIENT INFOSYSTEMS, INC.

                                          By:       /s/ DONALD A. CARLBERG

                                        ________________________________________
                                                     Donald A. Carlberg,
                                                President and Chief Executive
                                                         Officer

    Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.


                    NAME                                         TITLE                               DATE
--------------------------------------------  --------------------------------------------  ----------------------

           /s/ DONALD A. CARLBERG
     ----------------------------------       President, Chief Executive Officer and             November 22, 1996
             Donald A. Carlberg               Director (Principal Executive Officer)

                     *                        Senior Vice President and Chief Financial
     ----------------------------------       Officer (Principal Financial and Accounting        November 22, 1996
              Gregory D. Brown                Officer)

                     *
     ----------------------------------       Chairman of the Board and Director                 November 22, 1996
             Derace L. Schaffer

                     *
     ----------------------------------       Director                                           November 22, 1996
               John Pappajohn

                     *
     ----------------------------------       Director                                           November 22, 1996
             Barbara J. McNeil

                     *
     ----------------------------------       Director                                           November 22, 1996
               Carl F. Kohrt

*/s/ DONALD A. CARLBERG
----------------------------------
Donald A. Carlberg
Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER                                      DESCRIPTION                                      PAGE
-----------  -----------------------------------------------------------------------------  -----------
       1.1*  Form of Underwriting Agreement
       3.1+  Certificate of Incorporation, as amended
       3.2+  Certificates of Designation
       3.3+  By-Laws
       5.1*  Opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione
      10.1+  Employment Agreement with Donald A. Carlberg
      10.2+  Stock Option Plan
      10.3+  Forms of Stock Option Agreement
      10.4**+ Services Agreement dated September 18, 1995 between the Company and Bristol-
              Myers Squibb U.S. Pharmaceuticals, a division of Bristol-Myers Squibb
              Company
      10.5**+ Services Agreement dated February 1, 1996 between the Company and
              Bristol-Myers Squibb U.S. Pharmaceuticals, a division of Bristol-Myers
              Squibb Company
      10.6**+ Services Agreement dated March 30, 1996 between the Company and Bristol-Myers
              Squibb Oncology, a division of Bristol-Myers Squibb Company
      10.7**+ Services Agreement dated April 23, 1996 between the Company and Bristol-Myers
              Squibb Oncology/Immunology, a division of Bristol-Myers Squibb Company
      10.8**+ Services Agreement dated October 16, 1995 between the Company and
              Bristol-Myers Squibb U.S. Pharmaceuticals, a division of Bristol-Myers
              Squibb Company
      10.9**+ Services Agreement dated June 24, 1996 between the Company and American
              HomePatient, Inc.
     10.10**+ Services Agreement dated June 21, 1996 between the Company and Equifax
              Healthcare Administrative Services, a division of Equifax, Inc.
     10.11**+ Services Agreement dated July 28, 1996 between the Company and Equifax
              Healthcare Administrative Services, a division of Equifax, Inc.
     10.12**+ Services Agreement dated September 13, 1996 between the Company and Health
              Resources, Inc. (Asthma)
     10.13**+ Services Agreement dated September 13, 1996 between the Company and Health
              Resources, Inc. (Diabetes)
     10.14**+ Services Agreement dated September 24, 1996 between the Company and Harris
              Methodist Health Plan
      11.1   Statement Re: Computation of Per Share Earnings
      23.1   Consent of Crummy, Del Deo, Dolan, Griffinger & Vecchione (See Item 5.1)
      23.2   Consent of Deloitte & Touche LLP
      24.1+  Power of Attorney (Page II-5)


------------

*   To be filed by amendment.


**   Portions of these Exhibits have been omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

+   Previously filed.